PROSPECTUS SUPPLEMENT
(To prospectus dated November 21, 2003)

                                 $1,036,000,000


                 STUDENT LOAN ASSET-BACKED NOTES, SERIES 2003-B

             COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2003-B
                                     ISSUER

COLLEGIATE FUNDING OF DELAWARE, L.L.C.            COLLEGIATE FUNDING MASTER SERVICING, L.L.C.
         SPONSOR                                                    MASTER SERVICER


                                                                Final Maturity Date
                     Original                                     (Quarterly
                     Principal                                   Distribution            Price       Underwriting      Proceeds to
                      Amount              Interest Rate            Date  in)            to Public    Discount           Issuer(1)
-----------------------------------------------------------------------------------------------------------------------------------
  Class A-1 Notes   $249,000,000    3-month LIBOR plus 0.10%     September 30, 2013        100%           0.20%       $248,502,000
  Class A-2 Notes   $250,000,000    3-month LIBOR plus 0.26%       March 29, 2021          100%           0.34%       $249,150,000
  Class A-3 Notes   $ 97,000,000          Auction Rate           December 28, 2043         100%           0.29%        $96,718,700
  Class A-4 Notes   $ 97,000,000          Auction Rate           December 28, 2043         100%           0.29%        $96,718,700
  Class A-5 Notes   $ 97,000,000          Auction Rate           December 28, 2043         100%           0.29%        $96,718,700
  Class A-6 Notes   $ 97,000,000          Auction Rate           December 28, 2043         100%           0.29%        $96,718,700
  Class A-7 Notes   $ 97,000,000          Auction Rate           December 28, 2043         100%           0.29%        $96,718,700
  Class B-1 Notes   $ 26,000,000          Auction Rate           December 28, 2043         100%          0.375%        $25,902,500
  Class B-2 Notes   $ 26,000,000          Auction Rate           December 28, 2043         100%          0.375%        $25,902,500
    Total         $1,036,000,000                                                     $1,036,000,000   $2,949,500    $1,033,050,500




____________________
  (1)       Before deducting expenses estimated to be approximately $1,500,000.

          The notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee.

          All of the Class A notes offered pursuant to this prospectus supplement will be rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. The Class B notes offered pursuant to this prospectus supplement will be rated at least A2 by Moody's Investors Service, Inc. and at least A by Standard & Poor's Rating Services.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          You should consider carefully the "Risk Factors" beginning on page S-13 of this prospectus supplement and on page 1 of the prospectus.

          Application will be made to list the Class A-2 notes on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the Class A-2 notes on the Irish Stock Exchange.

          The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book entry form only on or about November 25, 2003.

-------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                JPMORGAN
                                    CITIGROUP
                                November 21, 2003


                                Table of Contents

                              Prospectus Supplement

                                                                          Page

Special Note Regarding Forward Looking Statements...........................ii
Summary of Terms...........................................................S-1
Risk Factors..............................................................S-13
Collegiate Funding Services Education Loan Trust 2003-B...................S-16
The Student Loan Operations of Collegiate Funding Services
Education Loan Trust 2003-B...............................................S-17
Use of Proceeds...........................................................S-21
Acquisition of Student Loans..............................................S-21
Characteristics of the Student Loans......................................S-21
Information Relating to the Guarantee Agencies............................S-29
Description of the Notes..................................................S-37
Credit Enhancement........................................................S-43
LIBOR Derivative Product Agreements.......................................S-44
ERISA Considerations......................................................S-49
Certain Federal Income Tax Considerations.................................S-49
Reports to Noteholders....................................................S-50
Plan of Distribution......................................................S-50
Legal Matters.............................................................S-52

                                   Prospectus
About This Prospectus........................................................i
Summary of the Offering....................................................iii
Risk Factors ................................................................1
Special Note Regarding Forward Looking Statements...........................11
Formation of the Trusts.....................................................11
Collegiate Funding Services, L.L.C..........................................12
The Sponsor.................................................................13
The Administrator...........................................................13
Description of the Notes....................................................14
Security and Sources of Payment for the Notes...............................22
Book-Entry Registration.....................................................26
Additional Notes............................................................30
Summary of the Indenture Provisions.........................................31
Description of Credit Enhancement and Derivative Products...................42
Description of the Federal Family Education Loan Program....................44
Description of the Guarantee Agencies.......................................58
Federal Income Tax Consequences.............................................65
ERISA Considerations........................................................70
Plan of Distribution........................................................71
Legal Matters...............................................................72
Financial Information.......................................................72
Ratings.....................................................................73
Incorporation of Documents by Reference; Where to Find More Information ....73
Glossary of Terms...........................................................74
Appendix I-Global Clearance, Settlement and Tax Documentation Procedures....78


               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the notes is available in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

          IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

          Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

          Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page 74 in the accompanying prospectus.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

          Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent the sponsor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.



                                SUMMARY OF TERMS

          The following summary is a very general overview of the terms of the notes and does not contain all of the information that you need to consider in making your investment decision.

          Before deciding to purchase the notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

          This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Statements" in this prospectus supplement and in the prospectus.



PRINCIPAL PARTIES AND DATES

ISSUER

          o    Collegiate Funding Services Education Loan Trust 2003-B.

SPONSOR

          o    Collegiate Funding of Delaware, L.L.C.

MASTER SERVICER

          o    Collegiate Funding Master Servicing, L.L.C.

SUBSERVICER

          o    CFS-SunTech Servicing LLC

ADMINISTRATOR

          o    Collegiate Funding Portfolio Administration, L.L.C.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

          o    U.S. Bank National Association

DELAWARE TRUSTEE

          o    Wilmington Trust Company

AUCTION AGENT

          o    The Bank of New York

BROKER-DEALERS

          o Banc of America Securities LLC for the class A-3, class A-5 and class B-1 notes.

          o J. P. Morgan Securities Inc. for the class A-4, class A-6 and class B-2 notes.

          o    Citigroup Global Markets Inc. for the class A-7 notes.

DISTRIBUTION DATES

          LIBOR rate notes. Distributions will be made on the LIBOR rate notes on the 28th day of each March, June, September and December. We sometimes refer to these distribution dates as "quarterly distribution dates." If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date will be March 29, 2004.

          Auction rate notes. Distributions will be made to each class of auction rate notes on the business day following the end of each auction period for that class of auction rate notes. However, if an auction period for a class of auction rate notes exceeds 90 days, distributions also will be made to that class of notes on the quarterly distribution dates described above. We sometimes refer to a distribution date for a class of auction rate notes as an "auction rate distribution date." The initial auction period for each class of auction rate notes will begin on the closing date and end on the initial auction date for that class of auction rate notes.

COLLECTION PERIODS

          The collection periods will be the three full calendar months preceding each quarterly distribution date. The initial collection period, however, will be the period beginning on the closing date and ending on February 29, 2004.

INTEREST ACCRUAL PERIODS

          LIBOR rate notes. The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on March 28, 2004. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

          Auction rate notes. The interest accrual period for each class of auction rate notes is the period from the previous auction date through the date preceding the auction rate distribution date for that class. The first interest accrual period, however, will begin on the closing date and end on the initial auction date. We sometimes refer to an interest accrual period for a class of auction rate notes as an "auction period."

STATISTICAL CALCULATION DATE

          The information presented in this prospectus supplement relating to the student loans the trust will acquire on the closing date is as of November 18, 2003, which we refer to as the statistical calculation date. The sponsor believes that the information set forth in this prospectus supplement with respect to those student loans as of the statistical calculation date is representative of the characteristics of the student loans as they will exist on the closing date, although certain characteristics of the student loans may vary.

CUT-OFF DATE

          The cut-off date for the initial pool of student loans the trust will acquire is the closing date.

CLOSING DATE

          The closing date for this offering is expected to be on or about November 25, 2003.

DESCRIPTION OF THE NOTES

GENERAL

          Collegiate Funding Services Education Loan Trust 2003-B is offering the following Student Loan Asset-Backed Notes:

          o class A-1 notes in the aggregate principal amount of $249,000,000;

          o class A-2 notes in the aggregate principal amount of $250,000,000;

          o    class A-3 notes in the aggregate principal amount of $97,000,000;

          o    class A-4 notes in the aggregate principal amount of $97,000,000;

          o    class A-5 notes in the aggregate principal amount of $97,000,000;

          o    class A-6 notes in the aggregate principal amount of $97,000,000;

          o    class A-7 notes in the aggregate principal amount of $97,000,000;

          o    class B-1 notes in the aggregate principal amount of $26,000,000;
               and

          o    class B-2 notes in the aggregate principal amount of $26,000,000.

          The notes will be issued pursuant to an indenture of trust. The class A notes will be senior notes and the class B notes will be subordinate notes. The class A-1 notes and class A-2 notes bear interest based on three-month LIBOR, and we sometimes refer to them as "LIBOR rate notes." The class A-3 notes, class A-4 notes, class A-5 notes, class A-6 notes, class A-7 notes, class B-1 notes and class B-2 notes will bear interest based on an auction rate, and we sometimes refer to them as "auction rate notes." The LIBOR rate notes will be available for purchase in minimum denominations of $50,000 and multiples of $1,000 in excess. The auction rate notes will be available for purchase in multiples of $50,000.

          Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the record date, which is the business day immediately preceding the related distribution date.

INTEREST RATES AND PAYMENTS

          LIBOR rate notes. The LIBOR rate notes will bear interest at the following annual rates:

          o the class A-1 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus 0.10%; and

          o the class A-2 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus 0.26%.

          The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

          For the initial interest accrual period, the indenture trustee will determine the LIBOR rate by reference to straight line interpolation between four-month and five-month LIBOR based on the actual number of days in the interest accrual period.

          Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

          Auction rate notes. The interest rate on the auction rate notes is determined at auction. However, the interest rates on the auction rate notes for the initial interest accrual period will be determined by the underwriters prior to the closing date. The initial auction date and the initial rate adjustment date for each class of auction rate notes are set forth below:

                            Initial           Initial Rate
          Class          Auction Date         Adjustment Date
          -----          ------------         ----------------
           A-3          January 5, 2004       January 6, 2004
           A-4          January 12, 2004      January 13, 2004
           A-5          January 16, 2004      January 20, 2004
           A-6          January 26, 2004      January 27, 2004
           A-7          January 5, 2004       January 6, 2004
           B-1          January 5, 2004       January 6, 2004
           B-2          January 12, 2004      January 13, 2004

          For each auction period, the interest rate for the auction rate notes will be the least of:

          o the rate determined pursuant to the auction procedures described under "Description of the Notes--Auction rate notes" in the prospectus;

          o    the maximum rate, which is equal to the least of:

          o the LIBOR rate for a comparable period plus a margin ranging from 1.5% (if the auction rate notes are rated AAA/Aaa) to 3.5% (if the auction rate notes are rated below A-/A3);

          o    16%;

          o    the highest rate permitted by law; and

          o the adjusted student loan rate, which is based upon the lesser of a commercial paper rate plus 0.70% per annum or the actual return on the student loans in the trust minus administrative expenses and losses realized on the student loans during the preceding collection period.

          We sometimes refer to the interest rate for the auction rate notes as the "auction rate."

          Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 360.

          After the initial auction period, the period between auctions for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period, the auction date or the nature of the interest rate for any class of auction rate notes may change as described under "Description of the Notes--Auction rate notes" in the prospectus.

          If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the interest accrual period will be the non-payment rate, which generally is one-month LIBOR plus 1.50%.

          If in any auction all the auction rate notes subject to the auction are subject to hold orders, the interest rate for the accrual period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

          Interest accrued on the outstanding principal balance of a class of auction rate notes during the preceding auction period will be paid on the related auction rate distribution date.

PRINCIPAL PAYMENTS

          Principal payments will be made on the notes in an amount equal to the lesser of:

          o the principal distribution amount, which includes any shortfall in the payment of the principal distribution amount on the preceding distribution dates; and

          o funds available to pay principal as described below in "Description of the Notes--Flow of Funds."

          Principal will be paid on the notes on the dates and in the order and priority described below under "--Flow of Funds."

FINAL MATURITY

          o The class A-1 notes will be paid in full by the September 30, 2013 quarterly distribution date;

          o the class A-2 notes will be paid in full by the March 29, 2021 quarterly distribution date;

          o the class A-3 notes will be paid in full by the December 28, 2043 quarterly distribution date;

          o the class A-4 notes will be paid in full by the December 28, 2043 quarterly distribution date;

          o the class A-5 notes will be paid in full by the December 28, 2043 quarterly distribution date;

          o the class A-6 notes will be paid in full by the December 28, 2043 quarterly distribution date;

          o the class A-7 notes will be paid in full by the December 28, 2043 quarterly distribution date;

          o the class B-1 notes will be paid in full by the December 28, 2043 quarterly distribution date; and

          o the class B-2 notes will be paid in full by the December 28, 2043 quarterly distribution date.

DESCRIPTION OF THE TRUST

GENERAL

          Collegiate Funding Services Education Loan Trust 2003-B is a Delaware statutory trust whose operations are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

          The trust will use the proceeds from the sale of the notes to purchase student loans, to make deposits to the Reserve Fund, the Collection Fund and the Capitalized Interest Account and to pay costs of issuing the notes.

          The only sources of funds for payment of all of the notes issued under the indenture are the student loans and investments pledged to the indenture trustee, the payments the trust receives on those student loans and investments and any payments the trust receives under the LIBOR derivative product agreement.

THE TRUST'S ASSETS

          The assets of the trust will include:

          o the FFELP student loans acquired with the proceeds of the sale of the notes;

          o collections and other payments received on account of the student loans;

          o money and investments held in funds and accounts created under the indenture, including the Acquisition Fund, the Collection Fund, the Capitalized Interest Account and the Reserve Fund; and

          o    its rights under a derivative product agreement.

THE ACQUISITION FUND

          Approximately $1,023,302,110 of the proceeds from the sale of the notes will be deposited into the Acquisition Fund on the closing date, of which approximately $797,361,439 will be used on the closing date by the trust, acting through the eligible lender trustee, to purchase student loans and to pay costs of issuance. The balance of the funds deposited into the Acquisition Fund will be used by the trust, acting through the eligible lender trustee, to purchase student loans during an acquisition period beginning on the closing date and ending no later than January 31, 2004. Any amounts remaining in the Acquisition Fund following the acquisition period will be transferred to the Collection Fund and used to pay principal on the notes.

THE COLLECTION FUND

          Approximately $193,115 of the proceeds from the sale of notes will be deposited into the Collection Fund on the closing date. The indenture trustee will deposit into the Collection Fund all revenues derived from student loans and money or assets on deposit in the trust and any payments received from the counterparty to the LIBOR derivative product agreement. Money on deposit in the Collection Fund will be used to pay:

          o amounts owing to the U.S. Department of Education and guarantee agencies,

          o the trust's operating expenses, which include servicing fees, trustees' fees, auction agent fees, broker dealer fees, and administration fees, and

          o interest and principal on the notes, including amounts payable to the counterparties on the LIBOR derivative product agreements.

THE RESERVE FUND

          The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $7,504,775. The Reserve Fund is subject to a minimum balance equal to the greater of:

          o 0.75% of the pool balance, which includes accrued interest that is expected to be capitalized, as of the close of business on the last day of the related collection period;

          o    or $994,539.

          On each distribution date or monthly payment date, to the extent that money in the Collection Fund, after giving effect to transfers from the Capitalized Interest Account, is not sufficient to pay amounts owed to the U.S. Department of Education or guarantee agencies, servicing fees, trustees' fees, auction agent fees, broker dealer fees, administration fees, the interest then due on the notes and amounts due the counterparties under the LIBOR derivative product agreements (except for certain termination payments), the amount of the deficiency will be paid directly from the Reserve Fund. To the extent the amount in the Reserve Fund falls below the Reserve Fund minimum balance, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund as described below under "Flow of Funds." Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

CAPITALIZED INTEREST ACCOUNT

          Approximately $5,000,000 of the proceeds from the sale of the notes will be deposited into the Capitalized Interest Account on the closing date. Amounts on deposit in the Capitalized Interest Account will be used to pay interest on the notes and operating expenses prior to amounts being withdrawn from the Reserve Fund. However, any moneys remaining in the Capitalized Interest Account on the quarterly distribution date in June 2004 in excess of $2,000,000 will be transferred to the Collection Fund. Also, any moneys remaining in the Capitalized Interest Account on the quarterly distribution date in March 2005 will be transferred to the Collection Fund.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

          The student loans the trust will acquire with the proceeds of the sale of the notes are consolidation loans originated under the Federal Family Education Loan Program. The information in this prospectus supplement relating to the student loans the trust will acquire on the closing date is presented as of the statistical calculation date, which is November 18, 2003. As of that date, the student loans had an aggregate outstanding principal balance of approximately $726,650,107 plus accrued interest of approximately $1,008,263. In addition, the weighted average annual borrower interest rate of the student loans was approximately 4.08% and their weighted average remaining term to scheduled maturity was approximately 284 months. The student loans that the trust will acquire on the closing date with the proceeds of the notes are described more fully below under "Characteristics of the Student Loans" in this prospectus supplement.

FLOW OF FUNDS

          Each month, amounts will be withdrawn from the Collection Fund and applied to pay:

          o amounts owed to the U.S. Department of Education with respect to student loans owned by the trust;

          o    servicing fees owed to the master servicer; and

          o amounts due the counterparties under the derivative product agreements (other than for termination payments).

          On each quarterly distribution date or auction rate distribution date, as applicable, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent such amounts are due and payable on that date and funds are available, in the following order:

          o to the U.S. Department of Education, amounts owed with respect to student loans owned by the trust;

          o to the master servicer, the indenture trustee, the auction agent, the broker dealers and the Delaware trustee, pro rata, the servicing fees, the trustees' fees and the auction agent fees and broker dealer fees;

          o to the payment of the administration fees and any prior unpaid administration fees;

          o to the class A noteholders and the derivative product agreement counterparties, pro rata, to pay interest due on the class A notes and amounts due to the counterparties (which in the case of termination payments will be limited to priority termination payments);

          o to the class B-1 and class B-2 noteholders, pro rata, to pay interest due on the class B-1 and class B-2 notes;

          o to the class A-1 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-1 notes is reduced to zero;

          o to the class A-2 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-2 notes is reduced to zero;

          o to the class A-3 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-3 notes is reduced to zero;

          o to the class A-4 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-4 notes is reduced to zero;

          o to the class A-5 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-5 notes is reduced to zero;

          o to the class A-6 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-6 notes is reduced to zero;

          o to the class A-7 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-7 notes is reduced to zero;

          o pro rata, in lots of $50,000, to pay the principal distribution amount to the class B-1 and class B-2 noteholders until the outstanding balance on those notes is reduced to zero;

          o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

          o to the class A-3, class A-4, class A-5, class A-6 and A-7 noteholders, pro rata, any unpaid carry-over amounts;

          o to the class B-1 and class B-2 noteholders, pro rata, any unpaid carry-over amounts;

          o to the derivative product agreement counterparties, any unreimbursed termination payments due under the terms of the derivative product agreements;

          o    to the master servicer, any unpaid carry-over servicing fee;

          o if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payment of principal to the holders of the notes and in the order and priority described above, until they have been paid in full; and

          o on a quarterly distribution date, to the sponsor, any remaining amounts, less the portion, if any, of the principal distribution amount allocated but not paid to a class of auction rate notes on that quarterly distribution date.

          However, on each quarterly distribution date all deposits and distributions made following the fifth item above will be made only with money in the Collection Fund that exceeds the accrued interest amount.

          For each quarterly distribution date, the "accrued interest amount" will equal the amount of interest that will be owing on each class of auction rate notes on the first auction rate distribution date for each class following the quarterly distribution date, other than any class as to which that quarterly distribution date is an auction rate distribution date.

          The principal distribution amount will be determined and allocated to classes of notes only on quarterly distribution dates.

          If a class of LIBOR rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, that class also will be paid that amount on that quarterly distribution date.

          If a class of auction rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, that class will be paid that amount on that quarterly distribution date only if it is an auction rate distribution date for that class. Principal allocated but not paid to a class of auction rate notes on a quarterly distribution date will be paid to that class on its next auction rate distribution date.

          With the consent of the rating agencies, we may distribute principal on the class B notes before the outstanding balance of each class A note is reduced to zero with amounts otherwise payable to the sponsor.

          Further, after the outstanding balance of the class A-1 and class A-2 notes is reduced to zero, we may redeem some or all of the remaining auction rate notes at our option as follows:

          o from available funds in the trust as described in the prospectus under "Description of the Notes--Optional Redemption;"

          o as described in the prospectus under "Description of the Notes--Extraordinary Optional Redemption;" and

          o    with proceeds received by the trust from selling student loans.

          The term "Principal Distribution Amount" means, for each quarterly distribution date, the amount by which the aggregate outstanding principal amount of all the notes immediately prior to that quarterly distribution date exceeds the quotient obtained by dividing the Adjusted Pool Balance, as of the last day of the related collection period, by 100.75%.

          For the initial distribution date, the "Principal Distribution Amount" also will include any amounts transferred from the Acquisition Fund to the Collection Fund during the initial collection period.

          For this purpose, "Adjusted Pool Balance" means, for any quarterly distribution date, the sum of that Pool Balance and the required minimum balance of the Reserve Fund for that distribution date.

          "Pool Balance" for any date means the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized, plus amounts on deposit in the Acquisition Fund, as reduced by the principal portion of:

          o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

          o all amounts received by the trust through that date from purchases of student loans;

          o all liquidation proceeds and realized losses on the student loans through that date;

          o the amount of any adjustment to balances of the student loans that a subservicer makes under its subservicing agreement through that date; and

          o the amount by which guarantee agency reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

          "Priority termination payment" means all termination payments due under a derivative product agreement resulting from:

          o a monthly payment default by the trust under that derivative product agreement;

          o    certain insolvency events relating to the trust; and

          o the indenture trustee taking any action under the indenture to liquidate all of the trust's assets following an event of default and an acceleration of the notes.

          See "Description of the Notes - Flow of Funds" in this prospectus supplement.

SERVICING

          Under a master servicing agreement., Collegiate Funding Master Servicing, L.L.C. will act as master servicer with respect to the student loans. Collegiate Funding Master Servicing, L.L.C. will be paid a monthly servicing fee equal to $3.55 per borrower for the first twelve months of repayment and thereafter, $3.35 per borrower. In addition, Collegiate Funding Master Servicing, L.L.C. will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of Funds." The carry-over servicing fee is the sum of:

          o the amount of specified increases in the costs Collegiate Funding Master Servicing, L.L.C. incurs,

          o    the amount of specified conversion, transfer and removal fees;

          o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

          o interest on unpaid amounts as set forth in the master servicing agreement.

          Collegiate Funding Master Servicing, L.L.C. has entered into a subservicing agreement pursuant to which CFS-SunTech Servicing LLC, an indirect wholly-owned subsidiary of Collegiate Funding Services, L.L.C., has agreed to assume responsibility for servicing, maintaining custody of and making collections on the trust's student loans. Under the terms of the agreement, CFS-SunTech Servicing LLC may be required to purchase student loans from the trust if it fails to comply with the terms and provisions of the agreement. See "The Student Loan Operations of Collegiate Funding Services Education Loan Trust 2003-B" in this prospectus supplement.

OPTIONAL PURCHASE

          The sponsor may, but is not required to, repurchase all remaining student loans in the trust on the earlier of the September 2021 quarterly distribution date, or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans would be sold to the sponsor as of the last business day of the preceding collection period and the proceeds will be used on the corresponding quarterly distribution date to repay any outstanding notes, which will result in early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that would be sufficient to:

          o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

          o pay to the noteholders the interest payable on the related quarterly distribution date;

          o pay any amount owing to the derivative product agreement counterparties;

          o in the case of the auction rate notes, pay any carry-over amounts and interest on carry-over amounts; and

          o    pay any unpaid carry-over servicing fee.

MANDATORY AUCTION

          If any LIBOR rate notes are outstanding and the sponsor does not notify the indenture trustee of its intention to exercise its right to repurchase all remaining student loans in the trust as of the September 2021 quarterly distribution date as described above under "--Optional Purchase", all of the remaining student loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Collegiate Funding Services, L.L.C. and its affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction.

          If at least two bids are received, the indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust at the end of the related collection period. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

          If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. The indenture trustee will be obligated to make such solicitations if requested to do so by the administrator.

          If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the sponsor, will be distributed as accelerated payments of principal on the notes, in the order and priority described above, until they have been paid in full. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

LIBOR DERIVATIVE PRODUCT AGREEMENTS

          On or prior to the closing date, the trust will enter into separate LIBOR derivative product agreements with Bank of America, N.A. and JPMorgan Chase Bank. We sometimes refer to these agreements as the "derivative product agreements" and we refer to Bank of America, N.A. and JPMorgan Chase Bank as the "counterparties" to the derivative product agreements. The following is a brief description of the derivative product agreements. For a more detailed description, see "LIBOR Derivative Product Agreements" in this prospectus supplement.

          Under the terms of the LIBOR derivative product agreements, the counterparties will pay the trust monthly an amount (the "floating amount") equal to the product of:

          o    a one-month LIBOR rate for the relevant monthly period;

          o    the notional amount for that period; and

          o the quotient of the actual number of days in that period divided by 360.

          In exchange for the floating amounts due from the counterparties, and subject to the payment netting provisions of the LIBOR derivative product agreements, the trust will pay the counterparties monthly an amount ("fixed amount") equal to the product of:

          o    1.64% per annum;

          o    the notional amount for that period; and

          o the quotient of the actual number of days in that period divided by 360.

          The fixed amounts and floating amounts will be netted, so that only the net difference between those amounts will be paid.

          The notional amount for each LIBOR derivative product agreement will equal $225,000,000.

          The LIBOR derivative product agreements will terminate on November 26, 2004 or, if earlier, the date on which the applicable agreement terminates in accordance with its terms due to an early termination event.

BOOK-ENTRY REGISTRATION

          The notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

          Stroock & Stroock & Lavan LLP will deliver an opinion that for federal income tax purposes the notes will be treated as the trust's indebtedness. You will be required to include in your income the interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

          The notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement

RATINGS OF THE NOTES

          The class A notes offered pursuant to this prospectus supplement will be rated by at least two nationally recognized statistical rating agencies in their highest rating category. The class B notes offered pursuant to this prospectus supplement will be rated in one of the three highest rating categories of at least two nationally recognized statistical rating agencies.

CUSIP NUMBERS

          o    Class A-1 Notes:  19458L AH 3
          o    Class A-2 Notes:  19458L AJ 9
          o    Class A-3 Notes:  19458L AK 6
          o    Class A-4 Notes:  19458L AL 4
          o    Class A-5 Notes:  19458L AM 2
          o    Class A-6 Notes:  19458L AN 0
          o    Class A-7 Notes:  19458L AP 5
          o    Class B-1 Notes:  19458L AQ 3
          o    Class B-2 Notes:  19458L AR 1

INTERNATIONAL SECURITIES IDENTIFICATION
NUMBERS (ISIN)
          o    Class A-1 Notes:  US19458LAH33
          o    Class A-2 Notes:  US19458LAJ98

                                  RISK FACTORS

          The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

THE TRUST'S ASSETS MAY NOT BE SUFFICIENT TO PAY ITS NOTES

          On the date of issuance of the notes, the aggregate principal balance of the student loans the trust owns and the other assets pledged as collateral for the notes will be less than the aggregate principal balance of the notes issued under the indenture.

          As a result, if an event of default should occur under the indenture and the trust was required to redeem all of its notes, the trust's liabilities may exceed its assets. If this were to occur, the trust would be unable to repay in full all of the holders of the notes.

A HIGH RATE OF PREPAYMENTS MAY ADVERSELY AFFECT THE TRUST'S ABILITY TO REPAY ITS NOTES

          The Pool Balance, and the amounts deposited in the funds and accounts on the closing date (less the amount to be paid to purchase the student loans on the closing date and during the acquisition period) are expected to be approximately 97.2% of the aggregate initial principal amount of the notes. This calculation does not include accrued interest that will not be capitalized, which is also an asset of the trust. Noteholders must rely primarily on interest and special allowance payments on the trust's student loans and earnings and payments on other assets to reduce the aggregate principal amount of the notes to the Pool Balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest and special allowance payments available for this purpose.

THE CLASS B NOTES ARE SUBORDINATED TO THE CLASS A NOTES

          Payments of interest and principal on the class B-1 notes and class B-2 notes are subordinated in priority of payment to payments of interest and principal on the class A notes. Accordingly, holders of class B-1 notes and class B-2 notes will bear a greater risk of loss than holders of the class A notes in the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on class B-1 notes and class B-2 notes may be lower than you anticipate and you could suffer a loss. Class B-1 notes and class B-2 notes are also subordinate to the class A notes as to the direction of remedies upon an event of default under the indenture.

YOUR SECURITIES MAY HAVE A DEGREE OF BASIS RISK WHICH COULD COMPROMISE THE TRUST'S ABILITY TO PAY PRINCIPAL AND INTEREST ON YOUR SECURITIES

          There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust's student loans and those of the notes adjust on the basis of different indexes. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.

THE INTEREST RATES ON THE AUCTION RATE NOTES ARE SUBJECT TO LIMITATIONS, WHICH COULD REDUCE YOUR YIELD

          The interest rates on the auction rate notes may be limited by the maximum rate (which will be based on the least of the LIBOR rate for a comparable period plus a margin, 16% per annum and the highest interest rate permitted by law), or, in certain circumstances, the lesser of a commercial paper rate plus 0.70% per annum or the adjusted student loan rate (which is based on the actual return on the trust's student loans, less specified administrative costs and losses realized on the student loans during the preceding collection period). If, for any auction period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

          For an auction period on which the adjusted student loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the adjusted student loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption or maturity of an auction rate note will be extinguished. For an auction period on which the interest rate is limited by any other component of the maximum rate, the difference between the amount of interest at the auction rate and the amount of interest at that maximum rate will not become a carry-over amount and will not be paid in the future.

YOUR SECURITIES MAY HAVE GREATER BASIS RISK AND THE TRUST'S ABILITY TO PAY PRINCIPAL AND INTEREST ON YOUR NOTES MAY BE COMPROMISED IF A COUNTERPARTY DEFAULTS UNDER A LIBOR DERIVATIVE PRODUCT AGREEMENT.

          The trust will enter into LIBOR derivative product agreements that are intended to mitigate the basis risk associated with the LIBOR rate notes. If a payment is due to the trust under a LIBOR derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to the trust and thus the trust's ability to pay your principal and interest on the notes. Moreover, the trust's ability to pay principal and interest on the notes also may be adversely affected if the shortfall exceeds a counterparty's obligation under the LIBOR derivative product agreement. Additionally, the LIBOR rate notes will accrue interest based upon three-month LIBOR, while the payments due under the LIBOR derivative product agreements are based on one-month LIBOR.

          In addition, an early termination of a LIBOR derivative product agreement may occur in a number of circumstances, including in the event that either:

               o a counterparty fails to make a required payment within three business days of the date that payment was due; or

               o a counterparty fails, within 30 business days of the date on which the credit ratings of a counterparty fall below the required ratings specified in the agreement, to:

                    o procure a collateral arrangement providing for the collateralization of the counterparty's obligations under a LIBOR derivative product agreement that is acceptable to the parties and the applicable rating agencies;

                    o procure a replacement LIBOR derivative product agreement with a replacement counterparty who assumes the counterparty's position under an original LIBOR derivative product agreement on substantially the same terms or with such amendments to the agreement as may be approved by the parties and each of the rating agencies; or

                    o procure confirmation from the applicable rating agencies that no such collateral arrangement or replacement LIBOR derivative product agreement will be required.

          If an early termination occurs, the trust may no longer have the benefit of a LIBOR derivative product agreement. You cannot be certain that the trust will be able to enter into a substitute LIBOR derivative product agreement.

THE UNITED STATES MILITARY BUILD-UP MAY RESULT IN DELAYED PAYMENTS FROM BORROWERS CALLED TO ACTIVE MILITARY SERVICE.

          The recent build-up of the United States military has increased the number of citizens who are in active military service. The Soldiers' and Sailors' Civil Relief Act of 1940 limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. In addition, the United States Department of Education has issued guidelines that would extend the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty.

          We do not know how many student loans have been or may be affected by the application of the Soldiers' and Sailors' Civil Relief Act of 1940 and the United States Department of Education's guidelines. Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the notes.

          The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary to ensure that student loan borrowers who: are serving on active military duty during a war or other military operation or national emergency, are serving on National Guard duty during a war or other military operation or national emergency, reside or are employed in an area that is declared by any federal, state or local official to be a disaster area in connection with a national emergency, or suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary, to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance, to ensure that administrative requirements in relation to that assistance are minimized, to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals, to provide for amended calculations of overpayment, and to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable. The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty.

          The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by the trust on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the student loans and the ability of the trust to pay interest on the notes if there are insufficient funds in the Reserve Fund.

PROPOSED CHANGES TO THE HIGHER EDUCATION ACT MAY RESULT IN INCREASED PREPAYMENTS ON THE STUDENT LOANS.

          Bills have recently been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on the trust's student loans. A faster rate of prepayments would decrease the amount of excess interest available to redeem offered notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the offered notes are outstanding and their weighted average lives may be shortened significantly.

             COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2003-B

GENERAL

          Collegiate Funding Services Education Loan Trust 2003-B is a Delaware statutory trust formed by the sponsor pursuant to a Trust Agreement, dated as of November 1, 2003, by and between Collegiate Funding of Delaware, L.L.C., as sponsor, and Wilmington Trust Company, as the Delaware Trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans acquired with the proceeds of the notes sold pursuant to this prospectus supplement, investments that we pledge to the indenture trustee and the payments received on those student loans and investments, and the LIBOR derivative product agreement. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activity in connection therewith. The trust will not engage in any activity other than:

          o acquiring, holding and managing the student loans and the other assets of the trust, and the proceeds therefrom;

          o   issuing the notes; and

          o engaging in other activities related to the activities listed above.

          Collegiate Funding of Delaware, L.L.C. will hold all of the equity interests in the trust. The mailing address for Collegiate Funding of Delaware, L.L.C., is 100 Riverside Parkway, Suite 125, Fredericksburg, Virginia 22406 and its telephone number is (540) 374-1600.

ELIGIBLE LENDER TRUSTEE

          U.S. Bank National Association is the eligible lender trustee for the trust under a trust agreement. U.S. Bank National Association is a national banking association with offices located at 425 Walnut Street, Box CN-WN-06CT, Cincinnati, Ohio 45202, Attention: Corporate Trust Services. The eligible lender trustee will acquire legal title on behalf of the trust to all the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the trust has entered into a guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust's student loans for all purposes under the Higher Education Act and the guarantee agreements. If the trust's student loans were not owned by an eligible lender, the trust's rights to receive guarantee agency and Department of Education payments on its student loans would be lost.

           THE STUDENT LOAN OPERATIONS OF COLLEGIATE FUNDING SERVICES
                           EDUCATION LOAN TRUST 2003-B

LOAN PURCHASE AGREEMENTS

          The eligible lender trustee will hold legal title on behalf of the trust to student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act and acquired by the trust pursuant to the terms of a loan purchase agreement with the sponsor and Collegiate Funding Services, L.L.C. The sponsor will sell to the trust the student loans to be acquired by the trust on the closing date. These student loans will have been acquired by the sponsor from Collegiate Funding Services Resources I, LLC. The sponsor will originate all student loans that will be acquired by the trust during the acquisition period and will sell those student loans to the trust. The loan purchase agreement will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those student loans. The sponsor will be obligated under the loan purchase agreement to deliver each student loan note and related documentation to the master servicer or subservicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the student loans.

          The sponsor and Collegiate Funding Services, L.L.C. will make representations, warranties and covenants with respect to the student loans sold pursuant to the loan purchase agreement, including the following:

          o each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms.

          o the sponsor is the sole owner and holder of each student loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances.

          o each student loan to be sold under the loan purchase agreement is either insured or guaranteed.

          o the sponsor and any independent servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the student loans.

          o the sponsor, or the lender that originated a student loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the sponsor or originating lender has made any refund of an origination fee collected in connection with any student loan which may be required pursuant to the Higher Education Act.

          At the trust's or the indenture trustee's request, the sponsor and Collegiate Funding Services, L.L.C. will be obligated to repurchase any student loan the trust purchases from it if:

          o any representation or warranty made or furnished by the sponsor in or pursuant to the loan purchase agreement proves to have been materially incorrect as to the student loan;

          o the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments, on account of any circumstance or event that occurred prior to the sale of the student loan to the trust; or

          o on account of any wrongful or negligent act or omission of the sponsor or its servicing agent that occurred prior to the sale of a student loan to the trust, or a defense that makes the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

          Upon the occurrence of any of the conditions set forth above and upon the trust's or the indenture trustee's request, the sponsor and Collegiate Funding Services, L.L.C. will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the student loan and interest and special allowance payments accrued and unpaid with respect to the student loan.

SERVICING OF STUDENT LOANS

          The trust is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

THE SERVICING AGREEMENTS

          The trust has entered into a master servicing agreement with Collegiate Funding Master Servicing, L.L.C. This agreement is for an initial term of three years and extends automatically for successive one year periods, unless either party gives 90 days written notice prior to the end of the initial term or any extension of the term. The agreement also may be terminated if either party commits a material breach that remains unremedied after a 90 day cure period.

          Collegiate Funding Master Servicing, L.L.C. has entered into a subservicing agreement with CFS-SunTech Servicing LLC, under which CFS-SunTech Servicing LLC, an indirect-wholly-owned subsidiary of Collegiate Funding Services, L.L.C., assumes all of the duties of the master servicer under the master servicing agreement for the term of the master servicing agreement.

          Collegiate Funding Master Servicing, L.L.C. may enter into agreements with other subservicers upon receipt of a written confirmation from each of the rating agencies that such subservicing agreements will not result in a downgrade of (or other adverse action with respect to) the notes.

          Pursuant to each subservicing agreement, the subservicer will generally agree to provide all customary post-origination student loan servicing activities with respect to the student loans for which it is acting as subservicer. Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. Each subservicer will agree to service the student loans in compliance with the Higher Education Act, the guidelines of the applicable guarantee agency, and all applicable federal and state laws and regulations.

          The master servicer will pay the subservicers a monthly fee for the servicing of student loans according to schedules set forth in the subservicing agreement. The fees are subject to periodic increases. Each subservicing agreement will provide that the subservicer will indemnify the master servicer for losses arising out of the subservicer's willful misconduct or negligence with regard to the performance of its services or the breach of its obligations under the subservicing agreement, other than incidental, special or consequential damages. Each subservicing agreement also will provide that if any student loan is denied its guarantee by a guarantee agency or the loss of federal interest, special allowance payments and/or insurance benefits, the subservicer will be required to take actions to make the trust whole with respect to such student loan; provided, however, that the subservicer will not be liable for any error or omission which occurred prior to the date the subservicer assumed responsibility for servicing the student loan.

          The CFS-SunTech Servicing LLC subservicing agreement will be for an initial term of three years and will automatically be extended for one additional year each year thereafter, unless either party gives 90 days written notice prior to the end of the initial term or any extension of the term.

          Each subservicer will have the right to request an increase in its fees and expenses during the term of the subservicing agreement by giving notice to the master servicer. If the master servicer objects to any such increase within the time period set forth in the subservicing agreement, the proposed increase will not be effective and the subservicer may terminate the subservicing agreement.

          However, no termination of a subservicing agreement will be effective unless and until the master servicer enters into another agreement similar to the subservicing agreement with another subservicer and receives a written confirmation from each of the rating agencies that such subservicing agreement will not result in a downgrade of (or other adverse action with respect to) the ratings of the notes.

THE MASTER SERVICER

          Collegiate Funding Master Servicing, L.L.C., a Virginia limited liability company that is wholly owned by Collegiate Funding Services, L.L.C., will act as master servicer pursuant to the master servicing agreement. The master servicer is required to service the student loans in accordance with the specifications of the Higher Education Act, and as set forth in the master servicing agreement.

DESCRIPTION OF CFS-SUNTECH SERVICING LLC

          CFS-SunTech Servicing LLC is a Delaware limited liability company and a wholly owned subsidiary of CFS Servicing, L.L.C., which is a wholly owned subsidiary of Collegiate Funding Services, L.L.C. ("CFS"). CFS-SunTech previously conducted its business as a separate company under the name SunTech, Inc. On April 15, 2003, CFS acquired the servicing business of SunTech, Inc. SunTech, Inc. began servicing education loans in 1990. Prior to that time, the operation was part of the Mississippi secondary market and had serviced loans since 1984. CFS-SunTech provides loan origination and loan servicing for lenders and secondary markets. CFS-SunTech's operations are located in Ridgeland, MS where as of September 30, 2003 it had approximately 225 employees and serviced a portfolio of approximately 330,000 accounts with outstanding balances of approximately $7.9 billion in both FFELP and private education loans.

                                 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes will be applied as follows:

           Deposit to Acquisition Fund                     $1,023,302,110
           Deposit to Reserve Fund                              7,504,775
           Deposit to Capitalized Interest Account              5,000,000
           Deposit to Collection Fund                             193,115
                                                           --------------
                             Total                         $1,036,000,000
                                                           ==============

          Approximately $1,500,000 of the proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the notes.

                          ACQUISITION OF STUDENT LOANS

          The trust, acting through the eligible lender trustee, expects to use approximately $797,361,439 of the amount deposited in the Acquisition Fund to purchase student loans on the closing date from Collegiate Funding of Delaware, L.L.C. and its eligible lender trustee, and to pay costs of issuing the notes. The balance of the funds deposited into the Acquisition Fund are expected to be used by the trust to purchase student loans originated by Collegiate Funding of Delaware, L.L.C. during an acquisition period beginning on the closing date and ending no later than January 31, 2004. The trust may exchange up to $40,000,000 of financed student loans subject to the lien of the indenture for one or more student loans which are being added to the federal consolidation loans the trust has already acquired until no later than 180 days after the end of the acquisition period.

          Collegiate Funding of Delaware, L.L.C., acting through an eligible lender trustee, will acquire the student loans that it is selling to the trust on the closing date from Collegiate Funding Services Resources I, LLC, a Delaware limited liability company affiliated with Collegiate Funding of Delaware, L.L.C. The sponsor will originate all student loans that will be acquired by the trust during the acquisition period and will sell those student loans to the trust.

                      CHARACTERISTICS OF THE STUDENT LOANS
                    (AS OF THE STATISTICAL CALCULATION DATE)

          As of November 18, 2003, the statistical calculation date, the characteristics of the initial pool of student loans that are expected to be purchased on the closing date with the net proceeds of the notes offered by this prospectus supplement were as described below. All student loans to be purchased by the trust on the closing date and during the acquisition period will consist of FFELP consolidation loans. The consolidation loans expected to be purchased on the closing date and during the acquisition period were, or will be, all disbursed after October 1, 1993 and are, or will be, 98% guaranteed by a guarantee agency and reinsured by the Department of Education up to a maximum of 98% of the guarantee payments. Since the date for purchase of the loans to be acquired with the net proceeds of the notes is other than the statistical calculation date, the characteristics of those loans will vary from the information presented below. As of the statistical calculation date, the student loans had an aggregate outstanding principal balance of approximately $726,650,107, plus accrued interest of approximately $1,008,263. The percentages set forth in the tables below may not always add to 100% and the balances may not always add to $726,650,107 due to rounding.

                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                    (AS OF THE STATISTICAL CALCULATION DATE)

Aggregate Outstanding Principal Balance:                        $726,650,107
Number of Borrowers:                                                  20,073
Average Outstanding Principal Balance Per Borrower:                  $36,200
Number of Loans:                                                      35,882
Average Outstanding Principal Balance Per Loan:                      $20,251
Weighted Average Borrower Interest Rate:                               4.08%
Weighted Average Remaining Term (Months):                                284


               DISTRIBUTION OF THE STUDENT LOANS BY SUBSIDY STATUS
                    (AS OF THE STATISTICAL CALCULATION DATE)

                      Number of    Outstanding Principal     Percent of Loans by
  Subsidy Status       Loans            Balance              Outstanding Balance
Non-Subsidized         18,068         $382,747,690                 52.67%
Subsidized             17,814          343,902,417                  47.33
         Total       -----------  ---------------------      -------------------
                       35,882         $726,650,107                 100.00%
                     ===========  =====================      ===================


           DISTRIBUTION OF THE STUDENT LOANS BY BORROWER INTEREST RATE
                    (AS OF THE STATISTICAL CALCULATION DATE)

        Borrower        Number of  Outstanding Principal   Percent of Loans by
     Interest Rate*       Loans           Balance          Outstanding Balance
     2.50% - 2.99%         7,617         $136,679,086             18.81%
     3.00% - 3.49%         6,359          154,862,707             21.31
     3.50% - 3.99%         9,767          166,815,563             22.96
     4.00% - 4.49%         5,728          110,035,225             15.14
     4.50% - 4.99%           923           22,599,097              3.11
     5.00% - 5.49%           754           18,869,120              2.60
     5.50% - 5.99%           747           19,023,285              2.62
     6.00% - 6.49%           782           20,741,051              2.85
     6.50% - 6.99%           883           20,615,635              2.84
     7.00% - 7.49%           556           14,750,003              2.03
     7.50% - 7.99%           777           18,521,320              2.55
     8.00% and over          989           23,138,015              3.18
         Total        -------------   ---------------------   ----------------
                          35,882         $726,650,107            100.00%
                      =============   ====================    ================
__________________________________
          *Each student loan bears interest at a per annum rate equal to the greater of the 90-day CP Index plus 2.64% and its stated interest rate.



          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                    (AS OF THE STATISTICAL CALCULATION DATE)

  SAP Interest         Number of     Outstanding Principal   Percent of Loans by
  Rate Index            Loans         Balance                Outstanding Balance
  ------------          -----         -------                -------------------
91-Day T-Bill Index          0       $          0                    0.00%
90-Day CP Index         35,882        726,650,107                  100.00
         Total       -------------  ------------------      --------------------
                        35,882       $726,650,107                  100.00%
                     =============  ==================      ====================


         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                    (AS OF THE STATISTICAL CALCULATION DATE)

                       Number of    Outstanding Principal  Percent of Loans by
  Days Delinquent        Loans             Balance         Outstanding Balance
  ---------------        -----             -------         -------------------
       0-30             34,807          $705,171,880             97.05%
       31-60               705            14,623,415              2.01
       61-90               370             6,854,812              0.94
       Total         ------------   -------------------    --------------------
                        35,882          $726,650,107            100.00%
                     ============   ===================    ====================

                           DISTRIBUTION OF THE STUDENT
                       LOANS BY RANGE OF PRINCIPAL BALANCE
                    (AS OF THE STATISTICAL CALCULATION DATE)

                              Number of    Outstanding Principal  Percent of Borrowers by
  Principal Balance           Borrowers           Balance           Outstanding Balance
  -----------------           ---------           -------           -------------------
Less than $10,000.00              229       $     1,423,117              0.20%
$10,000.00 - $14,999.99         2,899            36,708,052              5.05
$15,000.00 - $19,999.99         4,134            71,864,972              9.89
$20,000.00 - $24,999.99         2,841            63,665,029              8.76
$25,000.00 - $29,999.99         1,771            48,344,278              6.65
$30,000.00 - $34,999.99         1,361            44,079,537              6.07
$35,000.00 - $39,999.99         1,202            45,126,234              6.21
$40,000.00 - $44,999.99           814            34,596,784              4.76
$45,000.00 - $49,999.99           643            30,506,708              4.20
$50,000.00 - $54,999.99           553            28,979,674              3.99
$55,000.00 - $59,999.99           559            32,210,369              4.43
$60,000.00 - $64,999.99           366            22,840,714              3.14
$65,000.00 - $69,999.99           308            20,771,140              2.86
$70,000.00 - $74,999.99           360            26,054,406              3.59
$75,000.00 - $79,999.99           330            25,526,506              3.51
$80,000.00 - $84,999.99           235            19,344,083              2.66
$85,000.00 - $89,999.99           201            17,586,662              2.42
$90,000.00 - $94,999.99           155            14,337,203              1.97
$95,000.00 - $99,999.99           162            15,800,427              2.17
$100,000.00 and greater           950           126,884,212             17.47
              Total           ----------    ------------------   --------------
                               20,073          $726,650,107            100.00%
                              ==========    ==================   ==============



                      DISTRIBUTION OF THE STUDENT LOANS BY
                     NUMBER OF MONTHS REMAINING IN REPAYMENT
                    (AS OF THE STATISTICAL CALCULATION DATE)



        Number of               Number of         Outstanding Principal           Percent of Loans by
    Months Remaining*             Loans                  Balance                  Outstanding Balance
    -----------------             -----                  -------                  --------------------
      48 to 59                        95             $       917,376                     0.13%
      60 to 71                       117                   1,128,980                     0.16
      72 to 83                        97                   1,273,633                     0.18
      84 to 95                       159                   2,318,201                     0.32
      96 to 107                      102                   1,479,132                     0.20
      108 to 119                     671                   8,890,445                     1.22
      120 to 131                     897                  11,952,773                     1.64
      132 to 143                      40                     532,283                     0.07
      144 to 155                     109                     757,441                     0.10
      156 to 167                      13                     166,394                     0.02
      168 to 179                   3,928                  38,827,204                     5.34
      180 to 191                   6,289                  62,068,853                     8.54
      192 to 203                      70                     612,718                     0.08
      204 to 215                      48                     621,457                     0.09
      216 to 227                      31                     310,883                     0.04
      228 to 239                   4,021                  62,982,249                     8.67
      240 to 251                   8,184                 122,053,535                    16.80
      252 to 263                      98                   1,552,443                     0.21
      264 to 275                      26                     581,110                     0.08
      276 to 287                      29                     360,861                     0.05
      288 to 299                   1,525                  38,512,627                     5.30
      300 to 311                   3,431                  84,632,526                    11.65
      312 to 323                      51                   1,455,724                     0.20
      324 to 335                      23                     564,432                     0.08
      336 to 347                      10                     227,948                     0.03
      348 to 359                   1,612                  77,743,096                    10.70
      360 and greater              4,206                 204,125,783                    28.10
                              --------------   ------------------------           -----------------
          Total                   35,882                $726,650,107                   100.00%
                              ==============   ========================           =================


________________________________
*Does not give affect to any deferral or forbearance periods that may be granted in the future.



              DISTRIBUTION OF THE STUDENT LOANS BY REPAYMENT TERMS
                    (AS OF THE STATISTICAL CALCULATION DATE)

Loan Repayment                Number of       Outstanding Principal       Percent of Loans by
   Terms                       Loans              Balance                  Outstanding Balance
   -----                       -----              -------                  -------------------

Graduated Repayment*           18,201           $382,205,132                  52.60%
Level Repayment                17,681            344,444,975                  47.40
              Total         ----------       -------------------          ------------------
                               35,882           $726,650,107                 100.00%
                            ==========       ===================          ==================


_____________________________________
*Graduated repayment loans include loans with interest-only periods.


          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                    (AS OF THE STATISTICAL CALCULATION DATE)

                                       Number of            Outstanding Principal         Percent of Loans by
  Borrower Payment Status                Loans                     Balance                Outstanding Balance
  -----------------------                -----                     -------                -------------------
Repayment                                 34,479                  $690,208,330                   94.98%
Deferment                                    928                    21,777,227                    3.00
Forbearance                                  475                    14,664,550                    2.02
               Total                    -----------          ------------------          -------------------
                                          35,882                  $726,650,107                  100.00%
                                        ===========          ==================          ===================



            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                    (AS OF THE STATISTICAL CALCULATION DATE)

          The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the subservicer's records:

                                                      Outstanding Principal         Percent of Loans by
  Location                Number of Loans                   Balance                  Outstanding Balance
  --------                ---------------                   -------                  -------------------
Alabama                           584                   $     10,578,002                   1.46%
Alaska                             56                          1,293,564                   0.18
Arizona                           745                         14,630,444                   2.00
Arkansas                          193                          3,682,673                   0.51
California                      3,274                         74,267,732                  10.22
Colorado                          719                         15,888,341                   2.18
Connecticut                       408                          7,894,580                   1.09
Delaware                          120                          2,475,234                   0.34
Florida                         1,726                         40,855,544                   5.62
Georgia                         1,321                         26,271,814                   3.62
Hawaii                            119                          2,107,214                   0.29
Idaho                             330                          5,704,474                   0.79
Illinois                        1,667                         34,391,368                   4.73
Indiana                           548                          9,814,384                   1.35
Iowa                              590                         10,117,066                   1.39
Kansas                            363                          7,276,280                   1.00
Kentucky                          420                          7,752,776                   1.07
Louisiana                         308                          7,375,555                   1.02
Maine                             215                          4,090,385                   0.56
Maryland                          913                         19,046,267                   2.62
Massachusetts                     986                         19,448,539                   2.68
Michigan                        1,628                         30,387,635                   4.18
Minnesota                         837                         15,813,684                   2.18
Missouri                          695                         13,201,285                   1.82
Montana                           117                          2,183,728                   0.30
Nebraska                          290                          5,374,599                   0.74
Nevada                            215                          4,885,371                   0.67
New Hampshire                     157                          2,998,772                   0.41
New Jersey                      1,265                         22,792,634                   3.14
New Mexico                        244                          5,503,715                   0.76
New York                        2,550                         50,648,691                   6.97
North Carolina                  1,239                         22,778,355                   3.13
North Dakota                       19                            550,115                   0.08
Ohio                            2,153                         38,786,620                   5.34
Oklahoma                          254                          5,683,952                   0.78
Oregon                            539                         10,369,808                   1.43
Pennsylvania                    1,504                         33,844,890                   4.66
Rhode Island                      200                          3,999,617                   0.55
South Carolina                    439                          8,319,684                   1.14
South Dakota                       72                          1,410,896                   0.19
Tennessee                         407                          8,204,348                   1.13
Texas                           1,497                         33,985,217                   4.68
Utah                              139                          3,847,195                   0.53
Vermont                            59                          1,238,878                   0.17
Virginia                        1,430                         28,767,104                   3.96
Washington                        694                         15,428,038                   2.12
Washington D.C.                   222                          5,033,913                   0.69
West Virginia                     385                          6,931,750                   0.95
Wisconsin                         943                         16,914,357                   2.33
Wyoming                            28                            550,445                   0.08
Other / Uncoded                    56                          1,252,570                   0.17
                             ------------                 -----------------             -------------
       Total                   35,882                       $726,650,107                 100.00%
                             ============                 =================             =============


              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                    (AS OF THE STATISTICAL CALCULATION DATE)

                                                                                                        Percent of Loans
                                                        Number of        Outstanding Principal           by Outstanding
         Guarantor                                       Loans                  Balance                   Balance
         ---------                                       -----                  -------                   --------
American Student Assistance Guarantor                      16,919               $357,803,035                49.24%
Great Lakes Higher Education Guaranty Corporation          12,628                250,103,335                34.42
Texas Guaranteed Student Loan Corporation                   6,335                118,743,737                16.34
                                                      ---------------        -------------------        ---------------
                        Total                              35,882               $726,650,107               100.00%
                                                      ===============        ===================        ===============


                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

          The payment of principal and interest on all of the trust's student loans will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the prospectus.

          PRESENTED BELOW IS INFORMATION WITH RESPECT TO ASA, GLHEGC AND TG (EACH AS DEFINED BELOW), THE ONLY GUARANTEE AGENCIES EXPECTED TO GUARANTY THE STUDENT LOANS. EXCEPT AS OTHERWISE INDICATED, THIS INFORMATION HAS BEEN OBTAINED FROM ASA, GLHEGC AND TG, RESPECTIVELY. NEITHER THE TRUST NOR THE UNDERWRITERS HAVE INDEPENDENTLY VERIFIED THIS INFORMATION.

AMERICAN STUDENT ASSISTANCE

          The Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance ("ASA"), a Massachusetts not-for-profit corporation organized in 1956, headquartered in Boston, Massachusetts, will guarantee a portion of the financed student loans. ASA is one of the oldest and largest guaranty agencies in the United States, and is the designated guarantor for the Commonwealth of Massachusetts and the District of Columbia. Since 1956, ASA has been a leading provider of higher education financing products and services to students, parents, schools and lenders across the country, guaranteeing more than $10 billion in loans. Originally created by the General Court of the Commonwealth of Massachusetts as the Massachusetts Higher Education Assistance Corporation, ASA currently acts on behalf of the U.S. Department of Education to ensure that the public policy purposes and regulatory requirements of the FFEL Program are met. ASA employed 346 individuals as of May 31, 2002 as its principal offices located at 330 Stuart Street, Boston, MA 02116.


          GUARANTY VOLUME. The following table sets forth the principal balance of FFELP Loans (excluding Consolidation Loans) guaranteed by ASA in each of the last six ASA fiscal years:


                                              NET FFELP LOANS
                      FISCAL YEAR            GUARANTEED BY ASA
                   (ENDING JUNE 30)        (DOLLARS IN MILLIONS)
                         1997                       $639
                         1998                       $645
                         1999                       $656
                         2000                       $683
                         2001                       $680
                         2002                       $779

          GUARANTOR FINANCING. On October 7, 1998, President Clinton signed a bill to reauthorize the Higher Education Act for the next five years. The bill also created a new funding model for guarantors but also permitted the Department of Education to enter into Voluntary Flexible agreements with up to six guarantors to create alternate funding models. In general, the reauthorization bill required most Guarantee agencies to establish two separate funds, a Federal student Loan Reserve Fund and an Agency Operating Fund. Under the new funding model, the Federal Reserve Fund is the property of the Federal government and the Agency Operating Fund is the property of the Guarantee Agency.

          The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as Federal Family Education Loan Program. Most Guarantee Agencies will deposit into this fund all guarantee fees, the reinsurance received from the Department of Education and the recovery of the non-reinsured portion of default. The Federal Reserve Fund is only to pay lender default claims and a default aversion fee. Guarantee Agencies approved for Voluntary Flexible Agreements, such as ASA, operate under rules negotiated individually between the guarantor and the Department of Education.

          The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the new model, "cumulative cash reserves" referred to cash reserves plus (i) the Guarantee Agency's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the Guarantee Agency's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

          The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Guarantee agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Guarantee Agency to other Guarantee Agencies, plus (ii) the original principal amount of loan guarantees transferred to such Guarantee Agency, from another Guarantee agencies, excluding loan guarantees transferred to another agency pursuant to a plan of the Secretary in response to the insolvency of the Guarantee agency.

          ASA's Voluntary Flexible Agreement (the "ASA VFA") went into effect as of January 1, 2001. Under the ASA VFA, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund through an escrow account in the name of the Department of Education. In the event a loan defaults, ASA receives funding from the Department to act as a disbursing agent. The guarantee is, therefore, no longer limited by the funds on deposit in a Federal Reserve Fund. Because ASA holds no Federal Fund, the concept of a Reserve Ratio is irrelevant. The ASA VFA establishes a "fee for service" model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of loans in good standing. The agency is doubly incented to keep the loans in good standing and to work with borrowers to prevent default because the portfolio maintenance fee increases as ASA's trigger default rate improves over the national trigger default rate. ASA's efforts to prevent default are a part of its "Wellness" program of outreach to borrowers from the inception of the loan to educate them on their responsibilities and assist them in making repayment.

          RECOVERY RATES. A Guarantee Agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the Guarantee Agency. The table below sets forth the recovery rates for ASA as taken from the Department of Education Guarantee Agency Activity Report form 1130:


                 FEDERAL FISCAL YEAR              RECOVERY RATE
                         1997                         42.7%
                         1998                         49.0%
                         1999                         56.4%
                         2000                         77.7%
                         2001                         61.1%
                         2002                         63.8%

          Claims Rate. ASA's claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year. For the federal fiscal years 1997-2001, ASA's claims rate listed below have not exceeded 5%, and as a result, all claims of ASA have been fully reimbursed at the maximum allowable level by the Department. See "Description of the Federal Family Education Loan Program" in the prospectus for more detailed information concerning the FFELP program. Nevertheless, there can be no assurance the Guarantee Agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rate of ASA for the last six federal fiscal years:


                 FEDERAL FISCAL YEAR              CLAIMS RATE
                         1997                         3.5%
                         1998                         2.8%
                         1999                         1.6%
                         2000                         1.0%
                         2001                         1.3%
                         2002                         1.2%


          NET LOAN DEFAULT CLAIMS. The following table sets forth the dollar value of Default Claims paid net of repurchases and refunds for the last six years.

                                                      DEFAULT CLAIMS
                 FEDERAL FISCAL YEAR              (DOLLARS IN MILLIONS)
                         1997                         $140
                         1998                         $122
                         1999                         $82
                         2000                         $53
                         2001                         $64
                         2002                         $72

          DEFAULT RECOVERIES. The following table sets forth the amount of recoveries returned to the U.S. Department of education for the last six years.

                                                   DEFAULT CLAIMS
                 FEDERAL FISCAL YEAR             (DOLLARS IN MILLIONS)
                         1997                         $68
                         1998                         $73
                         1999                         $76
                         2000                         $92
                         2001                         $82
                         2002                         $86


GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

          Great Lakes Higher Education Guaranty Corporation ("GLHEGC") is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation ("GLHEC"). GLHEGC's predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. ("GLELSI") a wholly owned subsidiary of GLHEC. GLHEGC continues as the "guaranty agency" as defined in Section 435(j) of the Higher Education Act and continues its federal reporting, claim purchase and compliance responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC's "guaranty agency" responsibilities. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

          GLHEGC has entered into a voluntary flexible agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC's agreement, which commenced October 1, 2000 and is currently effective through September 30, 2004 (a pending amendment would make the agreement subject to termination by either party on ninety (90) days notice), GLHEGC's revenues are tied directly to default aversion performance. Certain sources of GLHEGC's Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education will reimburse GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC's Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement will allow GLHEGC to pilot a new approach to the claims review process, under which GLHEGC will develop and implement with willing lenders and servicers a post-claim random sampling process that will replace the current claim-by-claim process.

          The information in the following tables has been provided to the trust from reports provided by or to the U.S. Department of Education and has not been verified by the trust, GLHEGC or the initial purchasers. No representation is made by the trust, GLHEGC or the initial purchasers as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site www.ed.gov/offices/OPE/Data/loanvol.html for further information concerning GLHEGC or any other guarantee agency.

          GUARANTEE VOLUME. GLHEGC's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume was as follows:

         FEDERAL FISCAL YEAR               GUARANTY VOLUME (MILLIONS)
                 1998                                 1,812.0
                 1999                                 1,736.0
                 2000                                 2,141.9
                 2001                                 2,246.7
                 2002                                 4,473.1


          RESERVE RATIO. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:



                                 CUMULATIVE CASH RESERVES     TOTAL LOANS OUTSTANDING*     FEDERAL GUARANTY RESERVE
     FEDERAL FISCAL YEAR                (MILLIONS)                   (MILLIONS)                   FUND LEVEL
             1998                          $107.8                       7,493.2                      1.44
             1999                           124.5                       4,885.0                      2.55
             2000                           116.5                       5,496.1                      2.12
             2001                           116.4                       6,058.3                      1.92
             2002                           138.0                       8,634.5                      1.60


_______________

* In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, NorthStar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50% for prior years.)


          CLAIMS RATE. For the past five federal fiscal years, GLHEGC's claims rate has not exceeded 5%, and, as a result, the highest allowance reinsurance has been paid on all GLHEGC's claims. The actual claims rates are as follows:

        FISCAL YEAR                    CLAIMS RATE
            1998                           1.78
            1999                           1.28
            2000                           1.17
            2001                           1.46
            2002                           1.06


TEXAS GUARANTEED STUDENT LOAN CORPORATION

          ORGANIZATION. The Texas Guaranteed Student Loan Corporation ("TG") is a Texas public non-profit corporation organized in 1980 by the Texas legislature to operate as a guarantee agency in what is now known as the Federal Family Education Loan Program (FFELP), providing a Federally reinsured guaranty of eligible Stafford, PLUS and consolidation student loans. Located at 301 Sundance Parkway, Round Rock, Texas 78681, TG is governed by nine directors appointed by the Governor of Texas in addition to the State Comptroller, and is staffed by approximately 547 employees.



          GUARANTEE VOLUME. Approximate annual loan guarantee volume is as follows (in billions):

                      NET LOAN GUARANTEE VOLUME
                 -----------------------------------------
    FEDERAL          EXCLUDING            INCLUDING
    FISCAL         CONSOLIDATION        CONSOLIDATION
     YEAR              LOANS                LOANS

     2000               $1.59               $1.97
     2001               $1.68               $2.04
     2002               $1.97               $2.67

          PORTFOLIO LOANS. Loan default rates for students attending proprietary schools typically exceed that for two-year and four-year schools. School type mix for the most current Federal fiscal year and for the total portfolio are as follows:

                         FEDERAL             TOTAL PORTFOLIO
      SCHOOL           FISCAL YEAR                AS OF
       TYPE                2002            SEPTEMBER 30, 2002

Four year                    87%                   86%
Two year                      6                     7
Proprietary                   7                     7

          Including consolidation loans, the Federal fiscal year 2002 portfolio is comprised of 63% four year, 5% two year, 5% proprietary, and 27% consolidation.

          RESERVES. Prior to implementation of Voluntary Flexible Agreement ("VFA") provisions on March 31, 2001, TG maintained net assets as reserves in operating the FFEL program at or exceeding Federally established requirements for FFELP guarantors. Such reserves were considered United States property and accordingly were subject to recall by the Federal government. Beginning in Federal fiscal year 1999, pursuant to the 1998 Higher Education Act Reauthorization ("Reauthorization"), TG's Federal Fund was TG's Federal Reserve. TG's reserve ratio for recent Federal fiscal years ended September 30 is presented below.

          Under provisions of the VFA, effective March 31, 2001, TG escrowed all Federal Reserve assets in a joint TG/US Department of Education ("ED") account, and received 100% reinsurance from ED on all FFELP guarantee claims paid subsequent to that date. The VFA provides for reinstatement of TG's Federal Reserve upon termination of the VFA.


    Federal          Federal Reserve                      Excluding                                  Including
  Fiscal Year          Net Assets                    Consolidation Loans                       Consolidation Loans
                  --------------------   ----------------------------------------   ----------------------------------------
     Ended          Cash       Accrual       Loans           Reserve Ratio             Loans             Reserve Ratio
  September 30    Basis(2)    Basis(3)   Outstanding(4) Cash Basis  Accrual Basis  Outstanding(4) Cash Basis   Accrual Basis
                     (in millions)      (in billions)                             (in billions)

      1998        $149.58    $154.85       $7.88          1.90%        1.97%         $9.67          1.55%        1.60%
      1999         131.42(5)  147.23(5)     8.28          1.58         1.78          10.45          1.26         1.41
      2000         137.39(5)  149.98(5)     8.86          1.55         1.69          11.45          1.20         1.31
      2001          N/A(1)     N/A(1)
      2002          N/A(1)     N/A(1)

_______________

(1)Under provisions of the VFA, effective March 31, 2001, TG escrowed all Federal Reserve assets in a joint TG/US Department of Education (ED) account, and received 100% reinsurance from ED on all FFELP guarantee claims paid subsequent to that date. The VFA provides for reinstatement of TG's Federal Reserve upon termination of the VFA.

(2) The statutory cash basis reserve consists of cash, cash equivalents, and marketable securities.

(3) The accrual basis reserve includes the cash basis reserve as well as transaction settlements in process between TG and the U. S. Department of Education (ED) for claims reinsurance, administrative expense allowance, and collection activities, and reflects return of reserves in the period such assets are deposited in the specified restricted account. This measure of reserve eliminates the impact of inconsistent ED settlement timing for fiscal year-end transactions.

(4) The Federal Reserve ratio is computed based upon the original principal balance of loans outstanding. This differs from the TG specific Guarantee Reserve ratio referred to in various lender participation agreements which is calculated using the estimated current principal outstanding on loans guaranteed.

(5)Net Assets are reduced by required deposits to the Balanced Budget Act of 1997 reserve return restricted account, totaling $11.33 million at September 30, 2000.

          The Balanced Budget Act of 1997 required the return of $1 billion in Federal reserves from the FFELP guarantee agencies, of which TG's portion, $28.88 million, was remitted to the U.S. Treasury in September 2002. Reauthorization requires an additional $250 million return of reserves of which TG's portion is $12.75 million. The first installment of $4.33 million was remitted to the U.S. Treasury in September 2002, with the remainder payable in two installments scheduled for fiscal years 2006, and 2007 from escrowed reserves.

          CLAIMS RATE. TG's claims rate represents the percentage of Federal reinsurance claims made by TG during a Federal fiscal year relative to TG's portfolio of loans designated as "in repayment" at the end of the prior Federal fiscal year. TG's historical claims rates are as follows:

                      Federal                 Claims
                    Fiscal Year                Rate

                       1998                    3.21
                       1999                    2.40
                       2000                    2.00
                       2001                    2.75
                       2002                    3.24

          VOLUNTARY FLEXIBLE AGREEMENT. TG entered into a VFA with ED, effective October 1, 2000. TG's VFA increases the focus upon borrower delinquency and default prevention, and includes: the escrow of all Federal Reserves coupled with 100% ED reinsurance of default claims; continuance of loan processing and issuance fees and account maintenance fees revenues as provided under the Act; a new Delinquency Prevention Fee with an .05% annual base rate of TG's Loans in Repayment portfolio, with performance rate increases based upon reductions in annual Default Aversion Requests; an increased base default aversion fee rate to 1.25% with performance rate increases based upon cure performance; and a reduction in borrower payment collections to 19.5% with performance rate increases for all collection types based upon collection performance. The VFA provides for reinstatement of TG's Federal Reserve upon termination of the VFA.

          NO LIABILITY TO OWNERS. The information concerning TG in this prospectus supplement has been provided for the sole purpose of describing TG's function as guarantor of certain of the student loans. TG has no obligation or liability of any kind to the holders of the notes or to pay the principal of or interest on the notes.

          MISCELLANEOUS. Liabilities created by TG are not debts of the State of Texas and TG may not secure any liability with funds or assets of the State except as otherwise provided in the final sentence of this paragraph. TG is subject to the Texas Sunset Act (Chapter 325, Government Code) and, unless continued in existence as provided by such act, TG will be abolished on September 1, 2005. If TG is abolished, the Comptroller of Public Accounts of the State of Texas is required under the Education Code to serve as trustee to administer the assets of TG and satisfy its outstanding obligations.

          TG has not reviewed any other section of this prospectus supplement or the attached prospectus and shall have no responsibility of any information contained therein.

                            DESCRIPTION OF THE NOTES

GENERAL

          The notes will be issued pursuant to the terms of an Indenture of Trust dated as of November 1, 2003, between the trust and U.S. Bank National Association, as indenture trustee and eligible lender trustee. The following summary describes some of the terms of the indenture and the notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the notes.

INTEREST PAYMENTS

          Interest will accrue on the notes at their respective interest rates during each interest accrual period and, in the case of the LIBOR rate notes, will be payable to the noteholders on each quarterly distribution date, commencing March 29, 2003. Subsequent distribution dates for the LIBOR rate notes will be on the 28th of each March, June, September and December, or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on the business day following the end of each auction period. Interest accrued but not paid on any distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders, based on the total amount of interest due on each class of notes.

          The interest rate on the class A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.10%. The interest rate on the class A- 2 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus 0.26%.

          LIBOR for the initial interest accrual period will be determined by the following formula:

          x + [4/32* (y-x)]

          where: x = four-month LIBOR, and

                 y = five-month LIBOR, in each case, as of the second business day before the start of the initial interest accrual period.


CALCULATION OF LIBOR

          For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous accrual period.

CALCULATION OF THE AUCTION RATE

          For each auction period, the auction rate for each of the class A-3, class A-4, class A-5, class A-6, class A-7, class B-1 and class B-2 notes will be the least of the maximum rate, the adjusted student loan rate, and the rate determined on the related auction date pursuant to the auction procedures described under "Description of the Notes--Auction rate notes" in the prospectus. However, the interest rates on the auction rate notes for the initial interest accrual period will be determined by the underwriters prior to the closing date.

PRINCIPAL DISTRIBUTIONS

          Principal payments will be made to the noteholders in an amount equal to the lesser of:

          o the principal distribution amount, which includes any shortfall in the payment of the principal distribution amount on the preceding distribution dates; and

          o funds available for the payment of principal as described below under "Flow of Funds."

          There may not be sufficient funds available to pay the full principal distribution amount on each quarterly distribution date. Amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to make principal payments on the notes except upon their final maturity.

          Principal will be paid on the notes on the dates and in the order and priority described below under "--Flow of Funds."

          The aggregate outstanding principal balance of the class A-1 notes will be due and payable in full by the September 30, 2013 quarterly distribution date, the aggregate outstanding principal balance of the class A-2 notes will be due and payable in full by the March 29, 2021 quarterly distribution date, the aggregate outstanding principal balance of the class A-3 notes will be due and payable in full by the December 28, 2043 quarterly distribution date, the aggregate outstanding principal balance of the class A-4 notes will be due and payable in full by the December 28, 2043 quarterly distribution date, the aggregate outstanding principal balance of the class A-5 notes will be due and payable in full by the December 28, 2043 quarterly distribution date, the aggregate outstanding principal balance of the class A-6 notes will be due and payable in full by the December 28, 2043 quarterly distribution date and the aggregate outstanding principal balance of the class A-7 notes will be due and payable in full by the December 28, 2043 quarterly distribution date. The aggregate outstanding principal balance of the class B-1 notes will be due and payable in full by the December 28, 2043 quarterly distribution date and the aggregate outstanding principal balance of the class B-2 notes will be due and payable in full by the December 28, 2043 quarterly distribution date. The actual date on which the final distribution on a class of notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors.

          The term "Principal Distribution Amount" means, for each quarterly distribution date, the amount by which the aggregate outstanding principal amount of all the notes immediately prior to that quarterly distribution date exceeds the quotient obtained by dividing the Adjusted Pool Balance, as of the last day of the related collection period, by 100.75%.

          For the initial quarterly distribution date, the "Principal Distribution Amount" also will include any amounts transferred from the Acquisition Fund to the Collection Fund during the initial collection period.

          For this purpose, "Adjusted Pool Balance" means, for any quarterly distribution date, the sum of that Pool Balance and the required minimum balance of the Reserve Fund for that distribution date.

          "Pool Balance" for any date means the aggregate principal balance of the student loans held by the trust on that date, including accrued interest that is expected to be capitalized, plus amounts on deposit in the Acquisition Fund, as reduced by the principal portion of:

          o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education,

          o all amounts received by the trust through that date from purchases of student loans,

          o all liquidation proceeds and realized losses on the student loans through that date,

          o the amount of any adjustment to balances of the student loans that a subservicer makes under its subservicing agreement through that date, and

          o the amount by which guarantee agency reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

FLOW OF FUNDS

          Prior to each distribution date or auction rate distribution date, the administrator will provide the indenture trustee with certain information, including the amount of funds received on account of the trust's student loans and available in the Collection Fund. Each month, the administrator will instruct the indenture trustee to withdraw amounts from the Collection Fund to pay:

          o amounts owed to the U.S. Department of Education with respect to student loans owned by the trust;

          o any servicing fees due to the master servicer for the prior month;
          and

          o amounts due the counterparties under the derivative product agreements (other than for termination payments).

          On each quarterly distribution date or auction rate distribution date, as applicable, prior to an event of default under the indenture, the administrator will instruct the indenture trustee to make the following deposits and distributions, to the extent such amounts are due and payable on that date and funds are available, in the following order:

          o to the U.S. Department of Education, amounts owed with respect to student loans owned by the trust;

          o to the master servicer, the indenture trustee, the auction agent, the broker dealers and the Delaware trustee, pro rata, the servicing fees, the trustees' fees and the auction agent fees and broker dealer fees;

          o to the payment of the administration fees and any prior unpaid administration fees;

          o to the class A noteholders and the derivative product agreement counterparties, pro rata, to pay interest due on the class A notes and amounts due to the counterparties (which in the case of termination payments will be limited to priority termination payments);

          o to the class B-1 and class B-2 noteholders, pro rata, to pay interest due on the class B-1 and class B-2 notes;

          o to the class A-1 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-1 note is reduced to zero;

          o to the class A-2 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-2 notes is reduced to zero;

          o to the class A-3 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-3 notes is reduced to zero;

          o to the class A-4 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-4 notes is reduced to zero;

          o to the class A-5 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-5 notes is reduced to zero;

          o to the class A-6 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-6 notes is reduced to zero;

          o to the class A-7 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-7 notes is reduced to zero;

          o pro rata, in lots of $50,000, to pay the principal distribution amount to the class B-1 and class B-2 noteholders until the outstanding balance on those notes is reduced to zero;

          o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

          o to the class A-3, class A-4, class A-5, class A-6 and class A-7 noteholders, pro rata, any unpaid carry-over amounts;

          o to the class B-1 and class B-2 noteholders, pro rata, any unpaid carry-over amounts;

          o to the derivative product agreement counterparties, any unreimbursed termination payments due under the terms of the related derivative product agreement;

          o to the master servicer, any unpaid carry-over servicing fee;

          o if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payment of principal to the holders of the notes in the order and priority described above, until they have been paid in full; and

          o on a quarterly distribution date, to the sponsor, any remaining amounts, less the portion, if any, of the principal distribution amount allocated but not paid to a class of auction rate notes on that quarterly distribution date.

          However, on each quarterly distribution date all deposits and distributions made following the fifth item above will be made only with money in the Collection Fund that exceeds the accrued interest amount.

          For each quarterly distribution date, the "accrued interest amount" will equal the amount of interest that will be owing on each class of auction rate notes on the first auction rate distribution date for each class following the quarterly distribution date, other than any class as to which that quarterly distribution date is an auction rate distribution date.

          The principal distribution amount will be determined and allocated to classes of notes only on quarterly distribution dates.

          If a class of LIBOR rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, that class also will be paid that amount on that quarterly distribution date.

          If a class of auction rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, that class will be paid that amount on that quarterly distribution date only if it is an auction rate distribution date for that class. Principal allocated but not paid to a class of auction rate notes on a quarterly distribution date will be paid to that class on its next auction rate distribution date.

          With the consent of the rating agencies, we may distribute principal on the class B notes before the outstanding balance of each class A note is reduced to zero with amounts otherwise payable to the sponsor.

          Further, after the outstanding balance of the class A-1 and class A-2 notes is reduced to zero, we may redeem some or all of the remaining auction rate notes at our option as follows:

          o from available funds in the trust as described in the prospectus under "Description of the Notes - Optional Redemption;"

          o as described in the prospectus under "Description of the Notes - Extraordinary Optional Redemption;" and

          o with proceeds received by the trust from selling student loans.

          We will not redeem auction rate notes with student loan sale proceeds unless we receive prior consent of the rating agencies. Also, we will not sell any student loans for a price less than the principal balance of the student loans as of the sale date, plus any unamortized premium and borrower accrued interest.

          If an event of default occurs under the indenture, payments will not be made in the order described above. Instead, payments will be made as described in the prospectus under "Summary of the Indenture Provisions - Remedies on Default."

                               CREDIT ENHANCEMENT

RESERVE FUND

          A deposit will be made to the Reserve Fund on the date the notes are issued in an amount equal to $7,504,775. On each distribution date, after giving effect to transfers from the Capitalized Interest Account, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or guarantee agencies, or certain of the trust's operating expenses, including servicing fees, trustees' fees, administration fees and the interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund. Money withdrawn from the Reserve Fund will be restored through transfers from the Collection Fund as available.

          The Reserve Fund is subject to a minimum balance equal to the greater of:

          o 0.75% of the pool balance, which includes accrued interest that is expected to be capitalized, as of the close of business on the last day of the related collection period;

          o or $994,539, which amount may be satisfied with cash or permitted securities.

          Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

          The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

CAPITALIZED INTEREST ACCOUNT

          Approximately $5,000,000 of the proceeds from the sale of the notes will be deposited into the Capitalized Interest Account. Amounts on deposit in the Capitalized Interest Account will be used to pay interest on the notes and operating expenses prior to amounts being withdrawn from the Reserve Fund. However, any moneys remaining in the Capitalized Interest Account on the quarterly distribution date in June 2004 in excess of $2,000,000 will be transferred to the Collection Fund. Also, any moneys remaining in the Capitalized Interest Account on the quarterly distribution date in March 2005 will be transferred to the Collection Fund.

SUBORDINATED NOTES

          The class B notes are subordinate notes. The rights of the class B noteholders to receive payments of interest are subordinated to the rights of the class A noteholders to receive payments of interest. Similarly, the rights of the class B noteholders to receive payments of principal are subordinated to the rights of the class A noteholders to receive payments of principal. This subordination is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of interest and principal due them and to protect the class A noteholders against losses. See "Description of Credit Enhancement and Derivative Products- Subordinate Notes" in the prospectus.

                       LIBOR DERIVATIVE PRODUCT AGREEMENTS

GENERAL

          On or prior to the closing date, the trust will enter into a separate LIBOR derivative product agreement with Bank of America, N.A. and JPMorgan Chase Bank. We sometimes refer to these agreements as the "derivative product agreements" and we refer to Bank of America, N.A. and JPMorgan Chase Bank as the "counterparties" to the derivative product agreements. The following is a description of the derivative product agreements and the counterparties.

LIBOR DERIVATIVE PRODUCT AGREEMENTS

          On the closing date, the trust will enter into the LIBOR derivative product agreements with the counterparties. The agreements will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. The derivative product agreements will terminate on November 26, 2004 or, if earlier, the date on which the applicable agreement terminates in accordance with its terms due to an early termination.

          Under the terms of the LIBOR derivative product agreement, the counterparties will pay to the trust monthly an amount (the "floating amount") equal to the product of:

          o    the Swap Rate for each monthly calculation period;

          o    the Swap Notional Amount for the relevant period; and

          o the quotient of the actual number of days in that period divided by 360.

          The "Swap Rate" will be equal to one-month LIBOR for each monthly calculation period, as determined by the counterparties.

          o The "Swap Notional Amount" for each LIBOR derivative product agreement will equal $225,000,000.

          In exchange for the floating amounts due from each counterparty, and subject to the payment netting provisions of the LIBOR derivative product agreements, the trust will pay to each counterparty monthly an amount (the "fixed amount") equal to the product of:

          o    1.64% per annum;

          o    the Swap Notional Amount for that calculation period; and

          o the quotient of the actual number of days in that period divided by 360.

          Each LIBOR derivative product agreement will provide that payment of any fixed amount and floating amount will be netted, so that only the net difference between those amounts will be paid. Any such net difference payable by the counterparties is referred to as the "net trust swap receipt", and any such net difference payable by the trust is referred to as the "net trust swap payment". Net trust swap receipts, if any, will be distributed as part of the available funds on each appropriate distribution date, and net trust swap payments, if any, will be paid to the counterparties monthly.

MODIFICATIONS AND AMENDMENT OF THE LIBOR DERIVATIVE PRODUCT AGREEMENTS

          No amendment, modification or waiver to the LIBOR derivative product agreements may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.

DEFAULT UNDER THE LIBOR DERIVATIVE PRODUCT AGREEMENTS

          Events of default under each LIBOR derivative product agreement are limited to:

          o the failure of the trust or a counterparty to pay any amount when due under the LIBOR derivative product agreements after giving effect to the applicable grace period;

          o the occurrence of certain events of insolvency or bankruptcy of a counterparty or more limited events of insolvency or bankruptcy of the trust;

          o   the standard "Cross-Default" event of default, as described in
          Section 5(a)(vi) of the 1992 ISDA Master Agreement, will apply to the counterparty, but not to the trust; and

          o the standard "Merger Without Assumption" event of default, as described in Section 5(a)(viii) of the 1992 ISDA Master Agreement, will apply to the counterparty and the trust.

          The following other standard events of default under the 1992 ISDA Master Agreement: "Breach of Agreement", "Credit Support Default", "Misrepresentation", and "Default under Specified Transaction", as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), and 5(a)(v) of the 1992 ISDA Master Agreement will not apply to the counterparty or the trust.

TERMINATION EVENTS UNDER THE LIBOR DERIVATIVE PRODUCT AGREEMENTS

          Termination events under each LIBOR derivative product agreement include the following standard events under the 1992 ISDA Master Agreement:
"Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under a derivative product agreement; "Tax Event," which generally relates to either party to a derivative product agreement receiving a payment under a derivative product agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"; "Credit Event Upon Merger"; and the additional termination events described below.

ADDITIONAL TERMINATION EVENTS UNDER THE LIBOR DERIVATIVE PRODUCT AGREEMENTS

          Each LIBOR derivative product agreement will include additional termination events relating to withdrawal or downgrade of the counterparty's credit rating. These additional termination events will occur if:

          o in a case where a counterparty has only a long-term senior unsecured debt rating by Moody's Investor Service, Inc. ("Moody's"), the Moody's long-term rating of a counterparty is "Aa3" and on watch for downgrade or is downgraded below "Aa3" (but not lower than "A1"), and the counterparty has not, within 30 business days of the date on which the relevant rating was put on watch, withdrawn or downgraded, procured a collateral arrangement, a replacement transaction or a confirmation from Moody's that no such collateral arrangement or replacement transaction is required;

          o in a case where a counterparty has both long-term and short-term ratings by Moody's, the Moody's long-term rating of a counterparty is "A1" and on watch for downgrade or is withdrawn or downgraded below "A1", or the Moody's short-term rating of the counterparty is "P-1" and on watch for downgrade or is withdrawn or downgraded below "P-1", and the counterparty has not, within 30 business days of the date on which the relevant rating was put on watch, withdrawn or downgraded, procured a collateral arrangement, a replacement transaction or a confirmation from Moody's that no such collateral arrangement or replacement transaction is required; or

          o the long-term or short-term senior unsecured debt ratings of a counterparty by Standard & Poor's Rating Service ("S&P") cease to be at least "A" and "A-1", and the counterparty has not, within 30 business days of the date on which the relevant rating was withdrawn or downgraded, procured a collateral arrangement, a replacement transaction or a confirmation from S&P that no such collateral arrangement or replacement transaction is required.

          For purposes of these additional termination events:

          o A collateral arrangement means a credit support arrangement for the derivative product agreement having terms acceptable to the parties and the applicable rating agencies.

          o A replacement transaction means a transaction with a replacement counterparty who assumes a counterparty's position under a derivative product agreement on substantially the same terms or with such other amendments to the terms of a derivative product agreement as may be approved by the parties and each of the rating agencies.

EARLY TERMINATION OF THE LIBOR DERIVATIVE PRODUCT AGREEMENTS

          Each LIBOR derivative product agreement also will include an additional termination event that will permit a counterparty to terminate the agreement following action by the indenture trustee under the indenture to liquidate all of the assets of the trust following an acceleration of the principal of the notes following an event of default under the indenture. Early Termination of the LIBOR Derivative Product Agreements

          Upon the occurrence of any default under a LIBOR derivative product agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event.

          Upon any early termination of a derivative product agreement, either the trust or a counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction under a derivative product agreement computed in accordance with the procedures in, and limited by the terms of, such derivative product agreement. If the trust is required to make a termination payment following a default resulting from a default by the trust in making any net trust swap payment owed by the trust, the occurrence of certain insolvency events relating to the trust or the indenture trustee taking any action under the indenture to liquidate all of the assets of the trust following an acceleration of the principal of the notes following an event of default under the indenture, the payment will be payable in the same order of priority as any amount payable to the counterparties. However, in the event that a termination payment is owed to a counterparty for any other reason, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes, to the replenishment of the Reserve Fund to the minimum required balance and to the payment of unpaid carry-over amounts to the holders of the class A auction rate notes.

COUNTERPARTIES TO THE LIBOR DERIVATIVE PRODUCT AGREEMENTS

          CERTAIN INFORMATION CONCERNING BANK OF AMERICA, N.A. Bank of America, N.A. (the "Bank"), is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. The Bank is a wholly owned indirect subsidiary of Bank of America Corporation and is engaged in general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of June 30, 2003, the Bank had consolidated assets of $656 billion, consolidated deposits of $443 billion and stockholder's equity of $50 billion based on regulatory accounting principles.

          Bank of America Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, together with any subsequent documents it filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          On October 27, 2003, Bank of America Corporation and FleetBoston Financial Corporation ("FleetBoston") announced they had signed an Agreement and Plan of Merger dated October 27, 2003. Under terms of the merger agreement, FleetBoston stockholders will receive .5553 shares of Bank of America Corporation common stock for each of their shares. The merger agreement has been approved by the boards of directors of Bank of America Corporation and FleetBoston and is subject to customary closing conditions, including regulatory and stockholders' approvals. Closing is expected in the first half of 2004.

          Moody's currently rates the Bank's long-term certificates of deposit as "Aa1" and short-term certificates of deposit as "P-1". Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. rates the Bank's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+". Fitch, Inc. rates long-term certificates of deposit of the Bank as "AA+" and short-term certificates of deposit as "F1+." Further information with respect to such ratings may be obtained from Moody's, Standard & Poor's and Fitch, respectively. No assurances can be given that the current ratings of the Bank's instruments will be maintained. On October 27, 2003, Fitch placed its ratings for Bank of America Corporation and its affiliates, including its ratings for the Bank's long- and short-term certificates of deposit, on Ratings Watch Negative after the FleetBoston merger announcement described above.

          The Bank will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Commission pursuant to the Exchange Act), and the most recent publicly available portions of the quarterly Call Reports of the Bank delivered to the Comptroller of the Currency, without charge, to prospective noteholders, on the written request of such person. Written requests should be directed to:

                    Bank of America Corporate Communications
                    100 North Tryon Street, 18th Floor
                    Charlotte, North Carolina 28255
                    Attention: Corporate Communications

          CERTAIN INFORMATION CONCERNING JPMORGAN CHASE BANK. JPMorgan Chase Bank is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of September 30, 2003, JPMorgan Chase Bank had total assets of $638.1 billion, total net loans of $202.4 billion, total deposits of $313.4 billion, and total stockholder's equity of $37.0 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion.

          Additional information, including the most recent Form 10-K for the year ended December 31, 2002 of J.P. Morgan Chase & Co., the 2002 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Official Statement is delivered upon the written request of any such person to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

          The information contained in this description relates to and has been obtained from JPMorgan Chase Bank. This data has been taken from the Consolidated Reports of Condition and Income filed with the Board of Governors of the U.S. Federal Reserve System compiled in accordance with regulatory accounting principles. The delivery of the prospectus supplement shall not create any implication that there has been no change in the affairs of JPMorgan Chase Bank since the date hereof, or that the information contained or referred to in this description is correct as of any time subsequent to its date.

          THE INFORMATION IN THE PRECEDING PARAGRAPHS HAS BEEN PROVIDED BY THE COUNTERPARTIES AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS BY THE SPONSOR OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPHS, THE COUNTERPARTIES HAVE NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              ERISA CONSIDERATIONS

          The notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of ERISA and/or
Section 4975 of the Code, (each a "Plan") provided the proposed transfer and/or holding of a note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be covered under an individual or class prohibited transaction exemption including, but not limited to, PTCE 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (regarding certain transactions involving insurance company general accounts), and PTE 96-23 (regarding plan asset transactions determined by in-house asset managers) ("Investor-Based Exemption"). An acquisition of a note by an investor shall be deemed a representation that such investor is either not a Plan or that if it is a Plan that no prohibited transaction will result from the acquisition and/or holding of the note which will not be covered by an Investor-Based Exemption or some other applicable exemption. See the discussion of additional considerations regarding the acquisition and/or holding of the notes by Plans and other retirement arrangements not subject to ERISA under "ERISA Considerations" in the prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

          On the closing date, Stroock & Stroock & Lavan LLP, New York, New York will render its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the prospectus.

                             REPORTS TO NOTEHOLDERS

          Periodic reports concerning Collegiate Funding Services Education Loan Trust 2003-B will be delivered to noteholders. So long as Cede & Co., as nominee of The Depository Trust Company is registered holder of the notes, you will receive reports through DTC participants. See "Book-Entry Registration" in the prospectus.

          The trust will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

                              PLAN OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement dated as of November 19, 2003, among the sponsor, Collegiate Funding Services, L.L.C. and each of the underwriters named below, the sponsor has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from the trust, on a firm commitment basis, the principal amount of the notes set forth opposite its name.


                 Class A-1    Class A-2    Class A-3    Class A-4   Class A-5    Class A-6  Class A-7      Class B-1      Class B-2
Underwriter       Notes        Notes        Notes        Notes       Notes        Notes      Notes          Notes          Notes

Banc of America  $99,600,000 $100,000,000   $97,000,000 $         0 $ 97,000,000 $         0  $         0  $26,000,000  $         0

Securities LLC
J. P. Morgan     $99,600,000 $100,000,000   $         0 $97,000,000 $          0 $97,000,000 $          0  $            $26,000,000

Securities Inc.
Citigroup        $49,800,000 $ 50,000,000   $         0 $         0 $          0 $         0  $97,000,000  $            $         0

Global Markets
Inc.            ------------ ------------   ----------- -----------  ----------- -----------  -----------  -----------   -----------
    Total       $249,000,000 $250,000,000   $97,000,000 $97,000,000  $97,000,000 $97,000,000  $97,000,000  $26,000,000   $26,000,000
                ============ ============   =========== ===========  =========== ===========  ===========  ===========   ===========

          The underwriters have agreed to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.



                              Initial Public       Underwriting          Proceeds to
                              Offering Price         Discount          the Issuer (1)         Concession       Reallowance
Per class A-1 note                 100%               0.20%              $248,502,000           0.120%           0.060%
Per class A-2 note                 100%               0.34%              $249,150,000           0.204%           0.102%
Per class A-3 note                 100%               0.29%               $96,718,700           0.174%             N/A
Per class A-4 note                 100%               0.29%               $96,718,700           0.174%             N/A
Per class A-5 note                 100%               0.29%               $96,718,700           0.174%             N/A
Per class A-6 note                 100%               0.29%               $96,718,700           0.174%             N/A
Per class A-7 note                 100%               0.29%               $96,718,700           0.174%             N/A
Per class B-1 note                 100%               0.375%              $25,902,500           0.225%             N/A
Per class B-2 note                 100%               0.375%              $25,902,500           0.225%             N/A
     Total               --------------         ----------------     -------------------
                         $1,036,000,000           $2,949,500          $1,033,050,500
                         ===============        ================     ===================

(1)  Before deducting expenses expected to be approximately $1,500,000.



          Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

          Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

          In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

          In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

          Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

          The underwriters have advised that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

          From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the trust's affiliates.

          The underwriting agreement provides that Collegiate Funding of Delaware, L.L.C. and Collegiate Funding Services, L.L.C. will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the trust has agreed to reimburse the underwriters for the fees and expenses of their counsel.

          Banc of America Securities LLC will initially be the sole broker-dealer with respect to the class A-3 notes, the class A-5 notes and the class B-1 notes. J. P. Morgan Securities Inc. will initially be the sole broker-dealer with respect to the class A-4 notes, the class A-6 notes and the class B-2 notes. Citigroup Global Markets Inc. will initially be the sole broker-dealer with respect to the class A-7 notes.

                                  LEGAL MATTERS

          Certain legal matters, including certain income tax matters, will be passed upon for Collegiate Funding Services Education Loan Trust 2003-B by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Kutak Rock LLP.





PROSPECTUS





                COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUSTS
                                     ISSUER

    COLLEGIATE FUNDING OF DELAWARE,        COLLEGIATE FUNDING MASTER
              L.L.C.                           SERVICING, L.L.C.
             SPONSOR                            MASTER SERVICER


                          COLLEGIATE FUNDING PORTFOLIO
                             ADMINISTRATION, L.L.C.,
                                  ADMINISTRATOR



                         STUDENT LOAN ASSET-BACKED NOTES

Collegiate Funding of Delaware, L.L.C., will periodically establish trusts that will issue notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of the notes will be used to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the issuing trust only and are not guaranteed by any other person. The notes will be limited obligations of the trusts payable solely from the student loans each trust acquires and the other assets of each trust.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.



                The date of this prospectus is November 21, 2003.



                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

          Collegiate Funding of Delaware, L.L.C. will establish one or more trusts in connection with the issuance of notes. Each trust will issue one or more series of notes, the repayment of which are secured by student loans the trust will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trusts may offer. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

          o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold

          o information concerning the student loans that will be purchased with the proceeds of the notes

          o information with respect to any notes the trust may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement

          o information concerning the guarantee agencies providing guarantees for the student loans that will be acquired with note proceeds

          o information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds

          o information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans

          o any updates or changes to the information presented in this prospectus.

          You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.




         ---------------------------------------------------------------
                         TABLE OF CONTENTS TO PROSPECTUS
         ---------------------------------------------------------------

About This Prospectus......................................................i
Summary of the Offering...................................................ii
Risk Factors...............................................................1
Special Note Regarding Forward Looking Statements.........................11
Formation of the Trusts...................................................11
Collegiate Funding Services, L.L.C........................................12
The Sponsor...............................................................13
The Administrator.........................................................13
Description of the Notes..................................................14
Security and Sources of Payment for the Notes.............................22
Book-Entry Registration...................................................26
Additional Notes..........................................................30
Summary of the Indenture Provisions.......................................31
Description of Credit Enhancement and Derivative Products.................42
Description of the Federal Family Education Loan Program..................44
Description of the Guarantee Agencies.....................................58
Federal Income Tax Consequences...........................................65
ERISA Considerations......................................................70
Plan of Distribution......................................................71
Legal Matters.............................................................72
Financial Information.....................................................72
Ratings...................................................................73
Incorporation of Documents by Reference; Where to Find More Information...73
Glossary of Terms.........................................................74
Appendix I - Global, Clearance, Settlement and Tax
Documentation Procedures..................................................78




                             SUMMARY OF THE OFFERING

          The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

OVERVIEW

Collegiate Funding of Delaware, L.L.C. will from time to time establish separate trusts that will sell notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. Each trust will be formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of the notes. The priority of payments among the various series and classes of notes each trust sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related trust.

PARTIES

ISSUER: A Delaware statutory trust to be formed under a trust agreement between the sponsor and the Delaware trustee.

SPONSOR: Collegiate Funding of Delaware, L.L.C. You may contact Collegiate Funding of Delaware, L.L.C. at 100 Riverside Parkway, Suite 125, Fredericksburg, Virginia 22406, or by phone at (540) 374-1600.

MASTER SERVICER: Collegiate Funding Master Servicing, L.L.C. will act as master servicer of each trust's student loans. Collegiate Funding Master Servicing, L.L.C. will engage the parties specified in each prospectus supplement to act as subservicers for the student loans each trust acquires. Other entities may also act as a servicer or subservicer of the student loans if approved by the rating agencies rating the notes.

ADMINISTRATOR: Collegiate Funding Portfolio Administration, L.L.C. will provide certain administrative services for each trust.

ELIGIBLE LENDER TRUSTEE AND TRUSTEE: The prospectus supplement for each series of notes will identify the eligible lender trustee for each trust's student loans and the trustee under an indenture governing a trust's issuance of notes.

DELAWARE TRUSTEE: The prospectus supplement for each series of notes will identify the Delaware trustee for each trust.

INTEREST RATES

The prospectus supplement will describe the interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes - Auction rate notes."

INDEX RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury Securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes - LIBOR rate notes" and "- Treasury rate notes" in this prospectus.

ACCRUAL NOTES. A trust may issue one or more classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes - Accrual notes" in this prospectus.

ORIGINAL ISSUE DISCOUNT NOTES. A trust may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See "Description of the Notes - Original issue discount notes" in this prospectus

PAYMENTS ON THE NOTES

The trustee will make payments of principal and interest due on the notes on behalf of each trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Principal payments received on student loans will be used to make principal payments on the notes.

OPTIONAL PURCHASE

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is 10% or less of the initial pool balance. The sponsor's exercise of this purchase option will result in the early retirement of the notes issued by that trust. See "Description of the Notes - Sale of student loans held in trust estate" in this prospectus.

MANDATORY AUCTION

If provided in the applicable prospectus supplement, the trustee will offer for sale all of the student loans remaining in a trust at the end of a collection period when their pool balance has been reduced to 10% or less of the initial pool balance. An auction will occur only if we do not exercise our right to repurchase all of the student loans remaining in a trust. The auction of the student loans remaining in a trust will result in the early retirement of the notes issued by that trust. See "Description of the Notes - Sale of student loans held in trust estate" in this prospectus.

REDEMPTION PROVISIONS

MANDATORY REDEMPTION. If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. If so provided in the related prospectus supplement, the principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and the trust's expenses. In addition, if so provided in the related prospectus supplement, a trust may sell the student loans it acquires with the proceeds of the notes it issues for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem its outstanding notes.

EXTRAORDINARY OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering a trust have placed unreasonable burdens upon that trust's ability to perform its obligations under the applicable indenture.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, Class A notes will be redeemed before Class B notes. An indenture may provide for the issuance of Class C notes, and if so, Class B notes will be redeemed before Class C notes. However, we may have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and may redeem some or all of the Class C notes before the Class A notes and Class B notes are redeemed, if the applicable trust's ratio of assets to liabilities exceeds levels specified in the prospectus supplement. See "Description of the Notes - Notice and partial redemption of notes" in this prospectus.

STUDENT LOAN ASSETS

The student loans that comprise the assets of each trust will be held by the eligible lender trustee on behalf of the trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

The characteristics of the portfolio of student loans to be acquired by a trust with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the trustee for the trust, will be described in the related prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of the student loans that comprise the assets of a trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

SUBORDINATED NOTES

The rights of the owners of Class B notes to receive payments of principal and interest will be subordinated to the rights of the owners of Class A notes issued by that trust to receive payments of principal and interest. The rights of the owners of any Class C notes issued by a trust to receive payments of principal and interest will be subordinated to the rights of the owners of Class B notes and Class A notes issued by that trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

FUNDS

The indenture governing the issuance of notes by a trust will create the following funds, unless otherwise described in the related prospectus supplement. Funds held by the trustee for one trust will not be available to pay the notes or expenses of another trust.

COLLECTION FUND. All funds received with respect to student loans will be deposited into a Collection Fund under an indenture. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by that trust. An indenture may provide for the establishment of a capitalized interest account in the Collection Fund, if so provided in the related prospectus supplement. Amounts in the Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

ACQUISITION FUND. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

If so provided in the prospectus supplement, a specified percentage of the proceeds will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans, to originate consolidation loans and to add other loans to existing consolidation loans held by a trust, all to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the Acquisition Fund that are not used by a trust to acquire student loans will be used to make payments on the notes or to redeem notes issued by that trust as described in the related prospectus supplement.

RESERVE FUND. In connection with the issuance of each series of notes, a deposit may be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund will be used to pay the trust's operating expenses and interest on the notes if funds in the Collection Fund are insufficient to make those payments. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to a Reserve Fund if so provided in a prospectus supplement.

CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

Credit enhancement for a series of notes may be established in the form of:

      o   insurance policies or surety bonds;
      o   subordination of certain classes or subclasses of notes;
      o   one or more reserve funds;
      o   letters of credit; or
      o other arrangements acceptable to each rating agency rating the notes to provide for coverage of risks of defaults or losses.

A trust may also enter into a derivative product agreement with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements. A trust's obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the assets of a trust.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Derivative Products" in this prospectus.

REPORTS TO NOTEHOLDERS

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Beneficial owners of notes will receive reports forwarded to them by those participants. See "Book-Entry Registration" in this prospectus.

                                  RISK FACTORS

          You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL
INVESTORS

          The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

YOUR NOTES ARE PAYABLE SOLELY FROM THE TRUST
ESTATE AND YOU WILL HAVE NO OTHER RECOURSE
AGAINST US

          Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of a trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

          o on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

          o amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

          o any form of credit enhancement described in the related prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

FAILURE TO COMPLY WITH LOAN ORIGINATION AND
SERVICING PROCEDURES FOR STUDENT LOANS MAY
RESULT IN LOSS OF GUARANTEE AND OTHER BENEFITS

          The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

          Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

          o the Department of Education's refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of a trust; or

          o the guarantors' inability or refusal to make guarantee payments on the student loans of a trust.

          Each loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

          If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the trust and impair its ability to pay principal and interest on your notes.

IF THE SERVICER OR ANY SUBSERVICER FAILS TO COMPLY
WITH THE DEPARTMENT OF EDUCATION'S THIRD-PARTY
SERVICER REGULATIONS, PAYMENTS ON YOUR NOTES
COULD BE ADVERSELY AFFECTED

          The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including the servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicer or any subservicer and/or limit, suspend, or terminate the servicer's or subservicer's eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer's or any subservicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you.

BANKRUPTCY OR INSOLVENCY OF COLLEGIATE FUNDING
OF DELAWARE, L.L.C. OR THE BANKRUPTCY OR
INSOLVENCY OF THE SELLERS OF STUDENT LOANS COULD
RESULT IN PAYMENT DELAYS OR REDUCTIONS

          Collegiate Funding of Delaware, L.L.C. will be the sponsor of each trust and will sell to each trust all of the loans acquired by the trust with the proceeds of the notes. If Collegiate Funding of Delaware, L.L.C. seeks relief under the bankruptcy or related laws, a bankruptcy court could attempt to consolidate each trust's assets into the bankruptcy estate of Collegiate Funding of Delaware, L.L.C. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

          We have taken steps to structure each loan purchase by the sponsor from a seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on its student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to a trust.

          If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan."

BANKRUPTCY OR INSOLVENCY OF COLLEGIATE FUNDING
MASTER SERVICING, L.L.C. OR ANY SUBSERVICER
COULD RESULT IN PAYMENT DELAYS TO YOU

          Collegiate Funding Master Servicing, L.L.C. will act as the master servicer with respect to the student loans acquired by each trust and may engage one or more other entities to act as subservicer with respect to such student loans. In the event of a default by the master servicer or any subservicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT ON
YOUR NOTES IF BORROWERS DEFAULT ON THEIR STUDENT
LOANS

          For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate for a trust, which may reduce the amounts available to pay principal and interest due on the notes.

          In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

THE RATE OF PAYMENTS ON STUDENT LOANS MAY AFFECT
THE MATURITY AND YIELD OF YOUR NOTES

          Student loans may be prepaid at any time without penalty. If a trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in any trust estate.

          Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

          The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans each trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

THE CHARACTERISTICS OF THE PORTFOLIO OF STUDENT
LOANS HELD IN THE TRUST ESTATE MAY CHANGE

          If so provided in a prospectus supplement, a trust may issue several series of notes and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio at that time. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the loans in the normal course of business, purchase of additional loans during a prefunding period, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by a trust.

          A trust's cash flow, and its ability to make payments due on your notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

STUDENT LOANS ARE UNSECURED AND THE ABILITY
OF THE GUARANTEE AGENCIES TO HONOR THEIR GUARANTEES
MAY BECOME IMPAIRED

          The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

          A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

          If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education's making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

PAYMENT OFFSETS BY GUARANTEE AGENCIES OR THE
DEPARTMENT OF EDUCATION COULD PREVENT THE TRUST
FROM PAYING YOU THE FULL AMOUNT OF THE PRINCIPAL
AND INTEREST DUE ON YOUR NOTES

          The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the sponsor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

          If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust (whether or not a part of the trust estate relating to your notes) the Department or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust's ability to pay you principal and interest on your notes.

IF A TRUST CANNOT PURCHASE STUDENT LOANS, IT WILL
PAY PRINCIPAL ON OR REDEEM NOTES

          We will use the proceeds of the notes sold by a trust to acquire student loans. If the student loan purchases are not completed, or if a trust is not able to use note proceeds to purchase student loans that meet its requirements, the trust will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A SECONDARY MARKET FOR YOUR NOTES MAY NOT
DEVELOP, AND THIS COULD DIMINISH THEIR VALUE

          Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT A TRUST'S
STUDENT LOAN PORTFOLIO

          The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Act Amendments of 1998 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans a trust then owned, it would reduce the number of loans available for purchase in the future.

          Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

          Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

COMPETITION CREATED BY THE FEDERAL DIRECT
STUDENT LOAN PROGRAM COULD ADVERSELY AFFECT THE
AVAILABILITY OF STUDENT LOANS, THE COST OF SERVICING,
THE VALUE OF STUDENT LOANS AND PREPAYMENT EXPECTATIONS

          In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a servicer or subservicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to "Description of the Federal Family Education Loan Program" in this prospectus.

THE CLASS B AND CLASS C NOTES ARE SUBORDINATED
TO THE CLASS A NOTES

          A trust may issue one or more series of notes, in one or more classes. Payments of interest and principal on Class B notes are subordinated in priority of payment to payments of interest and principal due on Class A notes. An indenture may also provide for the issuance of Class C notes which will be subordinated in priority of payment to payments of interest and principal due on Class B notes. Class B notes and Class C notes are subordinated to Class A notes, and Class C notes are also subordinate to Class B notes, as to the direction of remedies upon an event of default. Consequently, holders of Class B notes and Class C notes may bear a greater risk of losses or delays in payment than holders of Class A Notes. As a result, the Class C notes and Class B notes will be very sensitive to losses on the student loans and the timing of those losses. If you are a holder of a Class B note or a Class C note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss.

          Failure to pay interest due on any Class B notes or Class C notes issued under an indenture will not constitute an event of default so long as any Class A notes issued under that indenture are outstanding. Similarly, failure to pay interest due on any Class C notes issued under an indenture will not constitute an event of default so long as any Class B notes issued under that indenture are outstanding.

A TRUST MAY ISSUE ADDITIONAL NOTES SECURED BY THE
TRUST ESTATE

          A trust may issue additional series of notes, in one or more classes if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same trust. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any Class A notes and senior to, on a parity with or subordinate to Class B or Class C notes issued by the trust. However, before issuing additional notes, a trust must receive written evidence from each rating agency then rating any outstanding notes of that trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

DIFFERENT RATES OF CHANGE IN INTEREST RATE INDEXES
MAY AFFECT A TRUST'S CASH FLOW

          The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate or upon a three month commercial paper rate, in each case plus a stated margin. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on student loans a trust acquires, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes issued by a trust do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

          Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations. See "Book-Entry Registration" in this prospectus.

THE RATINGS OF THE NOTES ARE NOT A
RECOMMENDATION TO PURCHASE AND MAY CHANGE

          It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay you for your notes.

BORROWERS OF STUDENT LOANS ARE SUBJECT TO A
VARIETY OF FACTORS THAT MAY ADVERSELY AFFECT THEIR
REPAYMENT ABILITY

          Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

          Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. In addition, originators of student loans may, from time to time, offer incentive programs to borrowers. Generally, under these programs, the interest rate on a borrower's student loan is reduced if the borrower timely pays a specified number of consecutive student loan payments. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

THE PRINCIPAL AMOUNT OF THE NOTES OUTSTANDING
MAY EXCEED THE PRINCIPAL AMOUNT OF THE ASSETS
IN THE TRUST ESTATE, WHICH COULD RESULT IN LOSSES ON
YOUR NOTES IF THERE WAS A LIQUIDATION

          We expect to acquire student loans from amounts in the acquisition fund at premiums exceeding the principal amount of such student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

          Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the financed student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the financed student loans and administration of the indenture, the trust may have insufficient funds to repay the notes.

IF THE TRUSTEE IS FORCED TO SELL LOANS AFTER AN EVENT
OF DEFAULT, THERE COULD BE LOSSES ON YOUR NOTES

          Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL program also could be reduced, resulting in fewer potential buyers of the FFELP loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

LESS THAN ALL OF THE HOLDERS CAN APPROVE
AMENDMENTS TO THE INDENTURE OR WAIVE DEFAULTS
UNDER THE INDENTURE

          Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

RATING AGENCIES CAN PERMIT CERTAIN ACTIONS TO BE
TAKEN WITHOUT YOUR APPROVAL

          The indenture provides that the trust and the trustee may undertake various actions based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by the trust of interest rate exchange agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

THE TRUST MAY ENTER INTO SWAP AGREEMENTS WHICH
COULD RESULT IN DELAYS IN PAYMENT OR LOSSES ON
YOUR NOTES IF THE COUNTERPARTY FAILS TO MAKE ITS
PAYMENTS

          Under the indenture, the trust may enter into interest rate swap agreements if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes. Interest rate swap agreements carry risks relating to the credit quality of the counterparty and the enforceability of the swap agreement.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

          Statements in this prospectus and the prospectus supplement, including those concerning expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements, which represent the expectations and beliefs of Collegiate Funding of Delaware, L.L.C. about future events. Actual results may vary materially from expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.

                             FORMATION OF THE TRUSTS

THE TRUSTS

          Each trust will be established as a Delaware statutory trust pursuant to a trust agreement by and between Collegiate Funding of Delaware, L.L.C., as sponsor and a Delaware trustee. Each trust will issue notes in one or more series, and in one or more classes. The trust agreement will limit the operations of a trust to the following activities:

          o acquire, hold, manage and sell student loans, other assets of the trust and any proceeds therefrom;

          o    issue notes;

          o    make payments of principal and interest on the notes; and

          o    engage in any incidental or related activities.

          Each trust will have only nominal initial capital.

          The notes will be issued pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each trust will enter into with the trustee. The notes will represent indebtedness of the issuing trust only, secured by the assets of that trust.

          The eligible lender trustee will acquire legal title to the student loans on behalf of each trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related trust.

          Following the acquisition of student loans, the assets of a trust will include:

          o student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

          o revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

          o all moneys and investments held in the funds created under the indenture;

          o rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances; and

          o any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product agreements.

                       COLLEGIATE FUNDING SERVICES, L.L.C.

BACKGROUND

          Collegiate Funding Services, L.L.C. ("CFS" or the "Company") is a privately held Virginia limited liability company created in June 1998, which markets student loans on a nationwide basis. In May 2002, Lightyear Capital, LLC, a private investment firm based in New York City with $2 billion in assets under management, acquired CFS. Lightyear Capital invests private equity capital in leveraged buyout, recapitalization and growth opportunities, primarily in the financial services area.

          CFS currently markets FFELP and private consolidation loans, which CFS brands as "Real World Federal Consolidation Loans" ("RWCL") and as "Real World Private Consolidation Loans" ("RWPCL"). The products are designed to make student loan repayment more convenient and affordable by combining a borrower's existing eligible federal and private student loans into a single new federal or private loan, as the case may be. The programs feature flexible repayment term options which extend the maturity on the borrower's original loans and which allow a borrower to customize a monthly repayment plan that meets his or her financial needs. In addition, CFS also markets federally guaranteed Stafford loans and PLUS loans. Stafford loans enable qualifying students to borrow funds to pay their education expenses. PLUS loans enable parents with good credit histories to borrow to pay the education expenses of each child who is a dependent undergraduate student enrolled at least halftime.

          CFS currently originates loans as an agent of other entities, which act as the lenders. The lenders pay CFS a fee per application to act as their marketing agent.

          The Company attributes much of its success to having uniquely positioned itself as a direct-to-consumer marketing company. CFS markets consolidation loans to customers nationwide through telesales, direct mailings, print and internet advertising, and its website (www.CFSloans.com), as well as its school-based web portal, Collegexit.com. The Company's programs are also introduced to customers through partner relationships with other entities, such as the financial aid and business offices of colleges and universities.

OPERATIONS

          CFS operates two offices, consisting of the Company's corporate headquarters in Fredericksburg, Virginia, and an additional telesales office in Pinellas Park, Florida. Between these two offices, CFS has over 1,000 full and part-time employees. The Company has approximately 100 employees dedicated to loan processing in Virginia and approximately 700 employees assigned to direct sales in CFS' two office locations.

MARKETING

          CFS utilizes a creative direct mail campaign strategy that proactively contacts potential borrowers for consolidation and PLUS loans.

          CFS, acting through its sales representatives, has established a national marketing effort directly with colleges and universities. These institutions introduce CFS' loan products to graduating students as an alternative for the repayment of their student loans.

                                   THE SPONSOR

          Collegiate Funding of Delaware, L.L.C. (the "Sponsor"), a Delaware limited liability company that is owned by Collegiate Funding Services, L.L.C. and one of its subsidiaries, will be the Sponsor under each trust agreement and will own all the equity interests in each trust upon the date of issuance of each series of notes. The Sponsor has been structured as a bankruptcy-remote, special purpose entity. Its limited liability company agreement contains certain limitations, including restrictions on the nature of the Sponsor's business and a restriction on the Sponsor's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its managers, including its independent managers.

                                THE ADMINISTRATOR

          Collegiate Funding Portfolio Administration, L.L.C. (the "Administrator"), a Virginia limited liability company that is wholly owned by Collegiate Funding Services, L.L.C., serves as administrator pursuant to an administration agreement. The administrator will provide certain administrative services to the trust, the trustee, the eligible lender trustee and the Delaware trustee, including, among other things, (i) administering accounting and financial reporting activities of the trust, (ii) preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture and (iii) providing the notices and performing other administrative obligations required by the indenture and the trust agreement.

                            DESCRIPTION OF THE NOTES

          The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 74 of this prospectus.

FIXED RATE NOTES

          The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

AUCTION RATE NOTES

          The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

          DETERMINATION OF NOTE INTEREST RATE. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

          The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

          In the auction, the following types of orders may be submitted:

          o "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

          o "sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

          o "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

          If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

          The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.


          (a)  Assumptions:

               1.  Denominations (Units)          =  $50,000
               2.  Interest period                =  28 days
               3.  Principal amount outstanding   =  $50 Million (1000 Units)

         (b)   Summary of all orders received for the auction

                Bid/Hold Orders           Sell Orders      Potential Bid Orders
                ---------------           -----------     ---------------------
                 20 Units at 2.90%       100 Units Sell        40 Units at 2.95%
                 60 Units at 3.02%       100 Units Sell        60 Units at 3.00%
                120 Units at 3.05%       200 Units Sell       100 Units at 3.05%
                                         ==============
                200 Units at 3.10%          400 Units         100 Units at 3.10%
                200 Units at 3.12%                            100 Units at 3.11%
                ==================
                      600 Units                               100 Units at 3.14%
                                                              200 Units at 3.15%
                                                              ==================
                                                                 700 Units

          The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

          (c) Auction agent organizes orders in ascending order

 Order      Number Of    Cumulative Total                 Order     Number of       Cumulative
 Number      Units        (Units)            Percent      Number      Units         Total (Units)    Percent
-------     ---------    ----------------    -------      ------    ---------       -------------    --------
  1.            20(W)         20              2.90%        7.          200(W)           600            3.10%
  2.            40(W)         60              2.95%        8.          100(W)           700            3.10%
  3.            60(W)        120              3.00%        9.          100(W)           800            3.11%
  4.            60(W)        180              3.02%       10.          200(W)          1000            3.12%
  5.           100(W)        280              3.05%       11.          100(L)                          3.14%
  6.           120(W)        400              3.05%       12.          200(L)                          3.15%

  (W)  Winning Order   (L)  Losing Order

          Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

          The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate specified in the related prospectus supplement.

          If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

          MAXIMUM RATE AND INTEREST CARRY-OVERS. If the auction rate for a class of auction rate notes is greater than the maximum rate described in the indenture, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate will be described in a prospectus supplement, and generally will be the least of the LIBOR rate for a comparable period plus a margin, 16% per annum, the highest rate permitted by law and the adjusted student loan rate, which generally will be based upon the lesser of the interest rate on financial commercial paper for a comparable period plus a margin, or the actual return on the student loans held by the trust, less certain expenses and losses realized on the student loans.

          If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

          The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement.

          CHANGES IN AUCTION PERIOD. As specified in the related prospectus supplement, we may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period.

          CHANGES IN THE AUCTION DATE. The applicable broker-dealer, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.

LIBOR RATE NOTES

          The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

          The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

          If so provided in the related prospectus supplement, a trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If such payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the Collection Fund on any distribution date after payment of interest and principal due on the notes and, if necessary, replenishment of the Reserve Fund to the required minimum balance.

TREASURY RATE NOTES

          The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

          The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

          If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an "adjusted student loan rate." The adjusted student loan rate is the percentage equivalent of a fraction:

          o The numerator of which is equal to the sum of the expected interest collections on the applicable trust's student loans and reciprocal payments that such trust receives on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments such trust makes on any derivative product, if any, with respect to an interest period; and

          o The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

COMMERCIAL PAPER RATE NOTES

          The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.

          The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement. The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement. The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

ACCRUAL NOTES

          Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

ORIGINAL ISSUE DISCOUNT NOTES

          Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption or Purchase Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences - Taxation of Interest Income of Registered Owners."

OUTSTANDING PRINCIPAL BALANCE OF THE NOTES

          If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

          o    the original denomination of your note; and

          o    the applicable pool factor.

          Noteholders will receive reports periodically concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture Provisions--Further Covenants" in this prospectus.

PAYMENTS OF THE NOTES

          The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the trustee to the registered owner at his address as it last appears on the registration books kept by the trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the trustee. All payments on the notes will be made in United States dollars.

MANDATORY REDEMPTION

          If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding period described in the related prospectus supplement in an amount equal to the proceeds held in the Acquisition Fund from the sale of notes that have not been used to purchase student loans. Mandatory redemptions will be made solely from moneys available for redemption in the Acquisition Fund. If so provided in the related prospectus supplement, the principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

          See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any trust will be redeemed.

OPTIONAL REDEMPTION

          If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, from funds received by the trustee constituting interest on student loans remaining in the Collection Fund after all other prior required payments have been made. In addition, the notes may be optionally redeemed in whole or in part, on or after the date set forth in the prospectus supplement. Any limitations on optional redemptions of the notes of any trust will be described in the prospectus supplement related to that trust. See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed.

EXTRAORDINARY OPTIONAL REDEMPTION

          If so provided in the related prospectus supplement, the notes are also subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any interest payment date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the trust's ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which the notes of a trust will be redeemed. Generally, the extraordinary optional redemption provision will be exercised only if changes are made to the Higher Education Act or changes occur in the financial markets or student loan markets that we deem to be materially adverse to the trust estate. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

REDEMPTION OR PURCHASE PRICE

          Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

NOTICE AND PARTIAL REDEMPTION OF NOTES

          The trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate notes designated for redemption or purchase, not less than 15 days prior to the redemption or purchase date.

          If less than all of the notes of any trust are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. Generally, all of the Class A notes will be redeemed prior to redemption of any Class B notes. If an indenture provides for the issuance of Class C notes, generally all of the Class B notes will be redeemed before any of the Class C notes are redeemed. However, a trust may redeem Class B notes while Class A notes remain outstanding if after the redemption of the Class B notes, the aggregate market value of the trust's assets will equal the percentage of all Class A notes then outstanding under the indenture that is specified in the related prospectus supplement. Similarly, a trust may redeem any Class C notes while Class A notes and Class B notes remain outstanding if after the redemption of the Class C notes, the aggregate market value of the trust's assets will equal the percentage of all Class A notes and Class B notes then outstanding under the indenture that is specified in the related prospectus supplement.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

          Student loans may be sold or otherwise disposed of by the trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the trustee to Collegiate Funding Services, L.L.C. or other seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest.

          If so provided in the related prospectus supplement, the sponsor, at its option, may repurchase or arrange for the purchase of all student loans remaining in a trust as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance or at such other times as may be described in the related prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

          In addition, if the sponsor does not exercise its option described above and if so provided in the related prospectus supplement, the trustee will conduct an auction of any student loans remaining in a trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. Collegiate Funding Services, L.L.C., its affiliates and unrelated third parties may make bids to purchase these student loans.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

          The notes are limited obligations of the issuing trust, secured by and payable solely from that trust's assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

          o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the trustee or the trust on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

          o all moneys and investments held in the funds created under the indenture; and

          o student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

          In addition, a trust's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

          The assets of one trust will not be available to pay the debts and obligations of another trust.

FLOW OF FUNDS

          The following funds will be created by the trustee under the indenture for the benefit of the registered owners and the counterparties:

          o    Collection Fund

          o    Acquisition Fund

          o    Reserve Fund

ACQUISITION FUND; PURCHASE OF STUDENT LOANS

          We will deposit most of the proceeds from the sale of any notes by a trust into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of a trust will be held by the trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the trust will transfer such moneys to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement. See "Description of the Notes
- Mandatory redemption."

          The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and will have a security interest in the student loans for and on behalf of the registered owners and the counterparties. The student loans will be held in the name of the eligible lender trustee for the account of each trust, for the benefit of the registered owners and the counterparties.

          A trust, pursuant to the terms of its indenture, may establish a prefunding account as a separate subaccount of the Acquisition Fund. The trust will use funds on deposit in the prefunding account from time to time as described in the related prospectus supplement, including:

          o to purchase portfolios of student loans during a time period specified in the related prospectus supplement.

          o to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the trust and add-on loans to existing consolidation loans held by the trust.

          o to purchase serial loans from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the trust on the date of issuance, or acquired during a prefunding period, of the notes and must meet other criteria described in the indenture.

The additional student loans may be purchased by the trust or may be originated by the trust, if and to the extent specified in the related prospectus supplement. The related prospectus supplement will also specify a prefunding period during which loans may be originated or purchased. After the amount on deposit in the prefunding account has been reduced to zero, the trust may continue to acquire serial loans if so provided in the related prospectus supplement from collections received on the student loans. If the amount initially deposited into a prefunding account for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the prefunding account will be used to make principal payments on notes or to redeem notes as described in the related prospectus supplement.

COLLECTION FUND

          The trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or Reserve Fund, from payments on derivative products and any other amounts as each trust may direct.

          On each distribution date and derivative payment date, money in the Collection Fund will be used and transferred to other funds or persons in the order described in the related prospectus supplement.

RESERVE FUND

          The indenture for each trust will establish a Reserve Fund. In connection with the sale of notes, the trustee will make a deposit to the Reserve Fund of a trust in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund is not sufficient to make payment of the trust's expenses and interest then due on the notes of that trust, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity or in connection with defeasance of the indenture.

          If the Reserve Fund is used as described above, the trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related trust. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next distribution date, the trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

          If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

TRANSFERS FREE OF THE LIEN OF THE INDENTURE

          If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the administrator's instructions if the balance in the Reserve Fund exceeds the required minimum Reserve Fund balance.

STATEMENTS TO TRUSTEE AND TRUST

          Before each distribution date, the administrator will prepare and provide a statement to the trustee that will include:

          o    the amount of principal distributions on the notes;

          o the amount of interest distributions for each class of notes and the applicable interest rates;

          o    the pool balance at the end of the collection period;

          o the outstanding principal amount and the note pool factor for each class of the notes;

          o the servicing fees, trustees' fees and administrative fees for the collection period;

          o the interest rates, if available, for the next interest accrual period for each class;

          o the amount of any aggregate realized losses for the collection period;

          o the amount of any shortfall in the payment of the Principal Distribution Amount for each class, and any changes in these amounts from the preceding statement;

          o the balance of student loans held by a trust that are delinquent in each delinquency period as of the end of collection period; and

          o the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

INVESTMENT OF FUNDS HELD BY TRUSTEE

          The trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from us. In the absence of an order, and to the extent practicable, the trustee will invest amounts held under an indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

          The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

                             BOOK-ENTRY REGISTRATION

          Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

          The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

          Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

          To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes; The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each Direct Participant in such class to be redeemed.

          Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable Collegiate Funding Services Education Loan Trust, or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

          Principal and interest payments on the notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the trustee. Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

          Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the trust or the trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

          Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

          Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through The Depository Trust Company.

          Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

          The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank of New York will act as depositary for Euroclear.

          Transfers between participants will occur in accordance with The Depository Trust Company Rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

          Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

          Depository Trust Company has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

          Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          Neither the trusts, the sellers, the servicer, the sub-servicers, the trustee nor the underwriters will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to

          o the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant,

          o the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes,

          o the delivery by any The Depository Trust Company participant, participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or

          o    any other action taken by The Depository Trust Company.

          A trust may decide to discontinue use of the system of book entry transfers through The Depository Trust Company or a successor securities depository. In that event, note certificates are to be printed and delivered.

                                ADDITIONAL NOTES

          If so described in the related prospectus supplement, a trust may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the trust on a parity with or subordinate to either Class A notes or Class B notes, or Class C notes if any, then outstanding. In addition, a trust may enter into any derivative product it deems necessary or desirable with respect to any or all of the notes issued by that trust. We may take those actions without the approval of the holders of any outstanding notes.

          A trust will not issue additional notes unless the following conditions have been satisfied:

          o The trust has entered into a supplemental indenture with the trustee providing the terms and forms of the additional notes.

          o The trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the trust that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

          o The trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes have been satisfied.

          The trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                       SUMMARY OF THE INDENTURE PROVISIONS

          Each trust will issue notes pursuant to an indenture of trust. The following is a summary of some of the provisions expected to be contained in each indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

PARITY AND PRIORITY OF LIEN

          The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, the Class A notes have priority over the Class B notes with respect to payments of principal and interest, and the Class B notes have priority over the Class C notes, if any, with respect to payments of principal and interest.

          The revenues and other money, student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

          o will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

          o will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

          o will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

REPRESENTATIONS AND WARRANTIES

          Each trust will represent and warrant in its indenture that:

          o it is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture,

          o all necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken,

          o the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust estate.

FURTHER COVENANTS

          Each trust will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

          Upon written request of the trustee, a trust will permit the trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the trustee such other information as it may reasonably request. The trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 66% of the principal amount of the notes, and unless those registered owners have offered the trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

          Each year each trust will deliver to the trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

          For each period described in a prospectus supplement, each trust will provide to the trustee, and the trustee will forward to each registered owner, a statement setting forth information with respect to its notes and student loans as of the end of such period, including the following:

          o the amount of principal payments made with respect to each class of notes during the preceding period;

          o the amount of interest payments made with respect to each class of notes during the preceding period;

          o the principal balance of student loans as of the close of business on the last day of the preceding period;

          o the aggregate outstanding principal amount of the notes of each class;

          o the interest rate for the applicable class of notes with respect to each distribution date;

          o the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

          o the outstanding principal amount of the notes as of the close of business on the last day of the preceding period.

          A copy of these reports may be obtained by any noteholder by a written request to the trustee.

ENFORCEMENT OF SERVICING AGREEMENT

          Each trust will diligently enforce all terms, covenants and conditions of all servicing agreements, including the prompt payment of all amounts due to the servicer under the servicing agreements. A trust will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the trustee. A trust will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH RESPECT TO THE HIGHER EDUCATION ACT

          We will verify that the trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

          Each trust is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

          o Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

          o Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

          o Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

          o Complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans;

          o Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the trustee; and

          o Causing student loans that are evidenced by a master promissory note under The Higher Education Act to be acquired in accordance with the terms of a loan purchase agreement as described in the indenture.

CONTINUED EXISTENCE; SUCCESSOR

          Each trust will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. A trust will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such trust. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the trust's agreements and obligations under the indenture.

EVENTS OF DEFAULT

          Each indenture will define the following events as events of default:

          o default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class A note when the same becomes due and payable and such default shall continue for a period of five days;

          o if no Class A notes are outstanding under the indentures, default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class B note when the same becomes due and payable and such default shall continue for a period of five days;

          o if no Class A notes and no Class B notes are outstanding under the indenture, default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class C note when the same becomes due and payable, and such default shall continue for a period of five days;

          o default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note;

          o default in the performance or observance of any other of the trust's covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given to the trust by the trustee; and

          o    the occurrence of an event of bankruptcy.

REMEDIES ON DEFAULT

          POSSESSION OF TRUST ESTATE. Upon the happening of any event of default relating to a trust, the trustee may take possession of any portion of the trust estate of that trust that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The trustee may also, in the name of that trust or otherwise, conduct such trust's business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the trustee will apply the rest and residue of the money received by the trustee as follows or as otherwise described in a prospectus supplement:

          o FIRST, to the trustees for fees and expenses due and owing to the trustees;

          o SECOND, to the master servicer and certain other service providers, due and unpaid servicing fees;

          o THIRD, pro rata, (i) to the derivative product counterparties relating to Class A notes, in proportion to their respective entitlements under the applicable derivative products without preference or priority, except for certain termination payments, and (ii) to the Class A noteholders for amounts due and unpaid on the Class A notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such interest;

          o FOURTH, to Class A noteholders for amounts due and unpaid on the Class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;

          o FIFTH, pro rata, (i) to the derivative product counterparties relating to the Class B notes, in proportion to their respective entitlements under the applicable derivate products without preference or priority, except for certain termination payments, and (ii) to the Class B noteholders for amounts due and unpaid on the Class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such interest;

          o SIXTH, to the Class B noteholders for amounts due and unpaid on the Class B Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal;

          o SEVENTH, to the Class A noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such carry-over amounts;

          o EIGHTH, to the Class B noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such carry-over amounts;

          o NINTH, to the derivative product counterparties relating to the Class A notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

          o TENTH, to the derivative product counterparties relating to Class B notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

          o ELEVENTH, to the master servicer, for any unpaid carryover servicing fees due under a master servicing agreement; and

          o TWELFTH, to the trust, for distribution in accordance with the terms of the administrative services agreement and the Trust Agreement.

          If an indenture provides for the issuance of Class C notes, interest and principal will be paid on those notes before the payments as described in the related prospectus supplement.

          SALE OF TRUST ESTATE. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the trustee may proceed to protect and enforce the rights of the trustee or the registered owners in the manner as counsel for the trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least 51% of the principal amount of the highest priority obligations outstanding under the defaulted indenture and certain counterparties. However, if the event of default does not relate to a payment default or an event of bankruptcy, the trustee may take these actions only if requested to do so in writing by the registered owners of all obligations outstanding under the defaulted indenture and all counterparties unless the net proceeds received by the trustee from selling the trust estate are sufficient to pay all amounts owed to all the holders of obligations outstanding under the defaulted indenture and all counterparties.

          APPOINTMENT OF RECEIVER. If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the trustee or of the registered owners under the indenture, then as a matter of right, the trustee shall be entitled to the appointment of a receiver for the trust estate.

          ACCELERATED MATURITY. If an event of default occurs, the trustee may declare, or upon the written direction by the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the trust by a majority of the registered owners of the obligations then outstanding if the trust has paid or deposited with the trustee amounts sufficient to pay all principal and interest due on the notes and any other event of default has been cured or waived.

          DIRECTION OF TRUSTEE. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the trustee to take any proceedings which in the trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

          RIGHT TO ENFORCE IN TRUSTEE. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the trustee, unless and until the trustee fails to institute an action or suit after the registered owners of the affected trust:

          o have given to the trustee written notice of a default under the indenture, and of the continuance thereof,

          o shall have made written request upon the trustee and the trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

          o the trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

          WAIVERS OF EVENTS OF DEFAULT. The trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

THE TRUSTEE

          ACCEPTANCE OF TRUST. The trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

          o The trustee undertakes to perform only those duties as are specifically set forth in the indenture.

          o In the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture.

          o In case an event of default has occurred and is continuing, the trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          o Before taking any action under the indenture requested by registered owners, the trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the trustee.

          TRUSTEE MAY ACT THROUGH AGENTS. The trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. Each trust will pay all reasonable costs incurred by the trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

          INDEMNIFICATION OF TRUSTEE. The trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or a trust's authorized representative.

          However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable trust in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred. If a trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

          Each trust will agree to indemnify the trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each trust will indemnify and hold harmless the trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that trust's notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

          COMPENSATION OF TRUSTEE. Each trust will pay to the trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The trustee may not change the amount of its annual compensation without giving the applicable trust at least 90 days' written notice prior to the beginning of a fiscal year.

          RESIGNATION OF TRUSTEE. The trustee may resign and be discharged from the trust created by an indenture by giving notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the trustee under the requirements of the provisions of the indenture.

          REMOVAL OF TRUSTEE. The trustee may be removed

          o at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under an indenture,

          o by the administrator for cause or upon the sale or other disposition of the trustee or its trust functions, or

          o by the administrator without cause so long as no event of default exists or has existed within the last 30 days.

          In the event a trustee is removed, removal shall not become effective until

          o    a successor trustee shall have been appointed, and

          o    the successor trustee has accepted that appointment.

          SUCCESSOR TRUSTEE. If the trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, the administrator may appoint a successor trustee. Each trust will cause notice of the appointment of a successor trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

          Every successor trustee

          o will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein,

          o    have a reported capital and surplus of not less than $50,000,000,

          o will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and

          o will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the student loans originated under the Act.

          MERGER OF THE TRUSTEE. Any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

SUPPLEMENTAL INDENTURES

          SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. A trust can agree with the trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of noteholders:

          o to cure any ambiguity or formal defect or omission in the indenture;

          o to grant to or confer upon the trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

          o to subject to the indenture additional revenues, properties or collateral;

          o to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

          o to evidence the appointment of a separate or co-trustee or a co-registrar or transfer agent or the succession of a new trustee under the indenture;

          o to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

          o to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the trustee are not to the prejudice of the registered owner of any of the obligations outstanding under the indenture;

          o to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

          o to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

          o to create any additional funds or accounts under the indenture deemed by the trustee to be necessary or desirable; or

          o to make any other change which, in the judgment of the trustee is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

          SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the principal amount of the obligations then outstanding under the indenture. Also, certain amendments of an indenture that would have a material adverse effect on a counterparty require the consent of that counterparty.

          The changes described below may be made in a supplemental indenture only with the consent of the registered owners of all obligations then outstanding,

          o an extension of the maturity date of the principal of or the interest on any obligation, or

          o a reduction in the principal amount of any obligation or the rate of interest thereon, or

          o a privilege or priority of any obligation under the indenture over any other obligation, or

          o a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

          o the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

TRUSTS IRREVOCABLE

          The trust created by an indenture is irrevocable until the notes and interest thereon and all company derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

SATISFACTION OF INDENTURE

          If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

          Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

          Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products have been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

            DESCRIPTION OF CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

CREDIT ENHANCEMENT

          Credit enhancement may be provided with respect to one or more classes of the notes of any series of a trust. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

          The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

          SUBORDINATE NOTES. The notes each trust issues will be designated Class A notes, Class B notes or Class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class A noteholders, and the rights of the Class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class B noteholders and the Class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

          LETTER OF CREDIT. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

          NOTE INSURANCE AND SURETY BONDS. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

          RESERVE FUND. In addition to the Reserve Fund for each trust described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

          Amounts on deposit in any reserve fund for a trust, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

          Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

DERIVATIVE PRODUCTS; DERIVATIVE PAYMENTS

          If so provided in a prospectus supplement, a trust may enter into a derivative product, defined to mean a written contract under which the trust becomes obligated to pay to a counterparty on specified payments dates certain amounts in exchange for the counterparty's obligation to make payments to the trust on specified payment dates in specified amounts. A trust's obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. A trust will not enter into a derivative product unless the trustee has received a confirmation from each rating agency providing a rating for the trust's notes that the derivative product will not adversely affect the rating on any of the notes.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

          The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

          The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the authorization for the Federal Family Education Loan Program through September 30, 2004. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

          Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

          o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

          o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

          o has agreed to promptly notify the holder of the loan of any address change; and

          o    meets the applicable "needs" requirements.

          Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

          The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

          Four types of loans are currently available under the Federal Family Education Loan Program:

          o    Subsidized Stafford Loans,

          o    Unsubsidized Stafford Loans,

          o    PLUS Loans, and

          o    Consolidation Loans.

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

          The primary loan under the Federal Family Education Loan Program is the Subsidized Federal Stafford Loan (the "Subsidized Stafford Loan"). Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans.

SUBSIDIZED FEDERAL STAFFORD LOANS

          GENERAL. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

          Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

          Subsidized Stafford Loans are eligible for both interest subsidy payments and special allowance payments as described below under "--Interest subsidy payments" and "--Special allowance payments."

          INTEREST RATES FOR SUBSIDIZED FEDERAL STAFFORD LOANS. For a Subsidized Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

               (1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

               (2) is 9% per annum for a loan covering a period of instruction beginning on or before January 1, 1981, but before September 13, 1983;

               (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

               (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

               (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

          For a Subsidized Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the Federal Family Education Loan Program:

               (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Subsidized Stafford Loan 8% per annum or

               (7) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

          o 7% per annum in the case of a Subsidized Stafford Loan made to a borrower who has a loan described in clause (1) above;

          o    8% per annum in the case of

               o a Subsidized Stafford Loan made to a borrower who has a loan described in clause (3) above,

               o a Subsidized Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

               o a Subsidized Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Subsidized Stafford Loan or an Unsubsidized Stafford Loan;

          o 9% per annum in the case of a Subsidized Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Subsidized Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Subsidized Stafford Loan or an Unsubsidized Stafford Loan; and

          o 10% per annum in the case of a Subsidized Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

          The interest rate on all Subsidized Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Subsidized Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During deferment periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

          For Subsidized Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

          For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be 6.8%. There can be no assurance that the interest rate provisions for these loans will not be further amended.

UNSUBSIDIZED FEDERAL STAFFORD LOANS

          GENERAL. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Subsidized Stafford Loan maximum and their Subsidized Stafford eligibility through the Unsubsidized Stafford Loan Program. The general requirements for Unsubsidized Federal Stafford Loans ("Unsubsidized Stafford Loans") are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans are eligible for special allowance payments, as described below under "--Special allowance payments."

          INTEREST RATES FOR UNSUBSIDIZED FEDERAL STAFFORD LOANS. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

FEDERAL PLUS LOANS

          GENERAL. PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted.

          INTEREST RATES FOR FEDERAL PLUS LOANS. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

          o made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

          o made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

          o made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

          o made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

          o made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

          o made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum; or

          o made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

          o the first disbursement of which is made on or after July 1, 2006, will be 7.9%.

          For any 12-month period beginning on July 1, 2001 or any succeeding year, the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week before such June 26, will be substituted for the 52-week Treasury bill as the index for interest rate calculations.

FEDERAL SLS LOANS

          GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

          INTEREST RATES FOR FEDERAL SLS LOANS. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

FEDERAL CONSOLIDATION LOANS

          GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Federal Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, excluding Federal PLUS Loans made to "parent borrowers", selected by the borrower, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional Student Loan Programs. To be eligible for a Consolidation Loan, a borrower must:

          o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and

          o    be in repayment status or in a grace period, or

          o be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

          If requested by the borrower, an eligible lender may consolidate SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

          A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

          INTEREST RATES FOR FEDERAL CONSOLIDATION LOANS. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans made on or after October 1, 1998 and before July 1, 2006 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. Consolidation Loans for which the application is received on or after July 1, 2006, will bear interest also at a rate per annum equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" in this prospectus.

MAXIMUM LOAN AMOUNTS

          Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Subsidized Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

          LOAN LIMITS FOR STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. Subsidized Stafford and Unsubsidized Stafford Loans ("Stafford Loans") are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

          Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

          LOAN LIMITS FOR PLUS LOANS. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

          LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans".

DISBURSEMENT REQUIREMENTS

          The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins.

REPAYMENT

          REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Subsidized Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods".

          In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Subsidized Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

          INCOME SENSITIVE REPAYMENT SCHEDULES. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

          DEFERMENT PERIODS. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

          o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

          o during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

          o during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

          o during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

          o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

          o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

          o during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

          o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

          o during a period, not in excess of 6 months, while the borrower is on parental leave; and

          o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

          For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

          o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary of Education;

          o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

          o during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

          Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

          FORBEARANCE PERIOD. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

          INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized not more frequently than quarterly.

FEES

          GUARANTEE FEE. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower.

          ORIGINATION FEE. An eligible lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

          LENDER ORIGINATION FEE. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

          REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

INTEREST SUBSIDY PAYMENTS

          Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Subsidized Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Subsidized Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Subsidized Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

          The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

SPECIAL ALLOWANCE PAYMENTS

          The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

          Special Allowance Payments are generally payable, with respect to variable rate loans to which a maximum borrower interest rate applies, only when the maximum borrower interest rate is in effect. The Secretary of Education offsets interest subsidy payments and Special Allowance Payments by the amount of origination fees and lender origination fees described above under "--Fees," whether or not the lender collects these amounts.

          FEDERAL SUBSIDIZED AND UNSUBSIDIZED STAFFORD LOANS. The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.


     Date of Loans                                                       Annualized SAP Rate
On or after October 1, 1981                                       T-Bill Rate less Applicable Interest Rate + 3.5%
On or after November 16, 1986                                     T-Bill Rate less Applicable Interest Rate + 3.25%
On or after October 1, 1992                                       T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995                                          T-Bill Rate less Applicable Interest Rate + 3.1%(1)
On or after July 1, 1998                                          T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000 and before July 1, 2003               3 Month Commercial Paper Rate less Applicable
                                                                  Interest Rate + 2.34%(3)

(1) Substitute 2.5% in this formula while such loans are in the in-school or grace period.

(2) Substitute 2.2% in this formula while such loans are in the in-school or grace period.

(3) Substitute 1.74% in this formula while such loans are in the in-school or grace period.

          The effective formulas for special allowance payment rates for Subsidized Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. There are minimum special allowance payment rates for Subsidized Stafford Loans and Unsubsidized Stafford Loans acquired with proceeds of tax-exempt obligations, which rates effectively ensure an overall minimum return of 9.5% on such loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 are not assured of a minimum special allowance payment.

          PLUS AND CONSOLIDATION LOANS. The formula for Special Allowance Payment rates for PLUS and Consolidation Loans are as follows:

    Date of Loans                       Annualized SAP Rate
    -------------                       --------------------
On or after October 1, 1992      T-Bill Rate less Applicable Interest Rate +3.1%
On or after January 1, 2000      3 Month Commercial Paper Rate less Applicable
                                 Interest Rate +2.64%

          The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

          Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

          The student loans each trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

          A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

          In general, a guarantee agency's reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

          Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

          o the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

          o the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

          o the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

          o the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

          o the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003).

          Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

          The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

          The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006 and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

          Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

          Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

          There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

          Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

          GENERAL. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

          In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

          United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively

          o abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

          o authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

          o added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

          o expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves and

          o    mandated the additional recall of guarantee agency reserve funds.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

          EFFECT OF ANNUAL CLAIMS RATE. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

          The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:


Claims Rate                               Federal Payment
-----------                               ------------------
0% up to 5%                           100%
5% up to 9%                           100% of claims up to 5%;
                                      90% of claims 5% and over

9% and over                           100% of claims up to 5%;
                                      90% of claims 5% and over, up to 9%;
                                      80% of claims 9% and over

          The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

          The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

          The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

          REIMBURSEMENT. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

          o the original principal amount of such loans that have been fully repaid, and

          o the original amount of such loans for which the first principal installment payment has not become due.

Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

          Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

          Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

          Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

          A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

          REHABILITATION OF DEFAULTED LOANS. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

          For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

          ELIGIBILITY FOR FEDERAL REIMBURSEMENT. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

          Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

          The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

          o    that completed loan applications be processed;

          o a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

          o the borrower's responsibilities under the loan be explained to him or her;

          o the promissory note evidencing the loan be executed by the borrower; and

          o that the loan proceeds be disbursed by the lender in a specified manner.

          After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

DIRECT LOANS

          The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

          The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

          It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

OTHER GUARANTEE AGENCIES

          Although the student loans that comprise the assets of each trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, each trust may acquire student loans which are guaranteed by other guarantee agencies with the approval of the rating agencies.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Stroock & Stroock & Lavan LLP, as tax counsel to Collegiate Funding of Delaware, L.L.C. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OF ANY SERIES. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE TRUST ESTATE

          Based upon certain assumptions and certain representations of Collegiate Funding of Delaware, L.L.C., Stroock & Stroock & Lavan LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the respective trust, rather than as an interest in the student loans, and that the trust which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Stroock & Stroock & Lavan LLP has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

          If, instead of treating the transaction as creating secured debt in the form of the series issued by a trust as a separate entity, the transaction were treated as creating a partnership among the registered owners, the servicer and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the trust and each registered owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the registered owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

          If, alternatively, it were determined that this transaction created an entity other than a trust which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the registered owners were deemed to have acquired stock or other equity interests in a trust. However, as noted above, Collegiate Funding of Delaware, L.L.C. has been advised that the notes would be treated as debt of the respective trust for federal income tax purposes and that each trust organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

          Each trust and the registered owners will express in its indenture their intent that, for federal income tax purposes, the notes will be indebtedness of such trust secured by the student loans. Each trust and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of such trust for federal income tax purposes. Each trust intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

          In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

          Collegiate Funding of Delaware, L.L.C. believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, and the trust created pursuant to the indenture, the owner of the student loans for federal income tax purposes, under certain circumstances the Service could assert that such trust may be deemed to be engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST INCOME OF REGISTERED OWNERS

          Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the registered owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimus amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument as it accrues, without regard to the timing of the receipt of the cash attributable to such income or to the holder's method of accounting. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

          Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. Collegiate Funding of Delaware LLC expects that interest payable with respect to the Class A and Class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the Class B notes may not be qualified stated interest because such payments are not unconditional and that the Class B notes are issued with original issue discount.

          Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

          A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

          In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

          The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, Collegiate Funding of Delaware, L.L.C. believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of Collegiate Funding of Delaware, L.L.C. (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

SALE OR EXCHANGE OF NOTES

          If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, the maximum capital gain rate for assets held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

          If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

BACKUP WITHHOLDING

          Certain purchasers may be subject to backup withholding at the rate of 30% (29% for 2004-2005) with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

STATE, LOCAL OR FOREIGN TAXATION

          Collegiate Funding of Delaware, L.L.C. makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

LIMITATION ON THE DEDUCTIBILITY OF CERTAIN EXPENSES

          Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then Collegiate Funding of Delaware, L.L.C. believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential registered owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

TAX-EXEMPT INVESTORS

          In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised Collegiate Funding of Delaware, L.L.C. that the notes should be characterized as debt for federal income tax purposes. Therefore, except to the extent any registered owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt registered owner from the calculation of unrelated business taxable income. Each potential tax-exempt registered owner is urged to consult its own tax advisor regarding the application of these provisions.

FOREIGN INVESTORS

          A holder which is not a U.S. person ("foreign holder") will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder and stating, among other things, that the foreign holder is not a U.S. person, and
(2) the foreign holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the trust, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers. A "U.S. person" is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
(iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

          Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or their disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is freely connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

                              ERISA CONSIDERATIONS

          Section 406 of the Employee Income Retirement Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans, (each a "Plan"), from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Some transactions involving the respective trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under regulations issued by the United States Department of Labor, (the "Plan Asset Regulations"), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, Collegiate Funding of Delaware, L.L.C. believes the notes of each trust would be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. Other exceptions, if any, from application of the Plan Asset Regulations available with respect to any notes will be discussed in the related prospectus supplement.

          However, without regard to whether notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if Collegiate Funding of Delaware, L.L.C., Collegiate Funding Master Servicing, L.L.C., any other servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE"), 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

          A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND THEIR POTENTIAL CONSEQUENCES.

          EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED NOTES. BEFORE PURCHASING NOTES IN RELIANCE ON THE ABOVE EXEMPTIONS, OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

          Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                              PLAN OF DISTRIBUTION

          The trusts may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, a trust may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

          The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

          In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a trust to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from a trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from a trust will be described, in the applicable prospectus supplement.

          A trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

          If so indicated in the prospectus supplement, a trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

          The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS

          Certain legal and tax matters will be passed upon by Stroock & Stroock & Lavan LLP, as counsel to the trusts. Other counsel, if any, passing upon legal matters for the trusts or any placement agent or underwriter will be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

          The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of each trust. Accordingly, it has been determined that financial statements for each trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trusts are not included in this prospectus, and will not be included in any prospectus supplement.

                                     RATINGS

          It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for class of notes will be described in the related prospectus supplement.

          A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                    INCORPORATION OF DOCUMENTS BY REFERENCE;
                         WHERE TO FIND MORE INFORMATION

          The trust's are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

          We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Collegiate Funding of Delaware, L.L.C., 100 Riverside Parkway, Suite 125, Fredericksburg, Virginia 22406, or by phone at (540) 374-1600.

          You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.


                                GLOSSARY OF TERMS

          Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

          "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to a Collegiate Funding Services Education Loan Trust any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such Collegiate Funding Services Education Loan Trust's behalf.

          "BOOK-ENTRY FORM" or "Book-entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLECTION PERIOD" means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the three full calendar months preceding a distribution date or such other periods as may be described in a prospectus supplement.

          "COUNTERPARTY" shall mean a third party which, at the time of entering into a Derivative Product, has a rating satisfactory to the Rating Agencies rating the notes, and which is obligated to make payments under a Derivative Product.

          "DERIVATIVE PAYMENT DATE" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

          "DERIVATIVE PRODUCT" shall mean a written contract or agreement between a trust and a Counterparty, which provides that the trust's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or
(ii) a default thereunder with respect to the financial status of the Counterparty, and:

                    (a) under which the trust is obligated (whether on a net
               payment basis or otherwise), on one or more scheduled and specified Derivative Payment Dates, to make payments to a Counterparty in exchange for the Counterparty's obligation (whether on a net payment basis or otherwise) to make payments to the trust, on one or more scheduled and specified Derivative Payment Dates, in the amounts set forth in the Derivative Product;

                    (b) for which the trust's obligation to make payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of the trust's outstanding notes and which payments may be equal in priority with any priority classification of the trust's outstanding notes; and

                    (c) under which payments are to be made directly to the
               trustee for deposit into the Revenue Fund.

          "DISTRIBUTION DATE" shall have the meaning described in the related prospectus supplement.

          "ELIGIBLE LENDER" shall mean (i) the Eligible Lender Trustee and (ii) any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

          "EVENT OF BANKRUPTCY" shall mean (a) a Collegiate Funding Services Education Loan Trust shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against a Collegiate Funding Services Education Loan Trust seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

          "FEDERAL REIMBURSEMENT CONTRACTS" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

          "FITCH" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

          "GUARANTEE" or "GUARANTEED" shall mean, with respect to a student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

          "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the trustee and any guaranty agency, and any amendments thereto.

          "GUARANTY AGENCY" or "Guarantor" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the trustee maintains a guarantee agreement.

          "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

          "INDENTURE" shall mean each indenture of trust between a Collegiate Funding Services Education Loan Trust and the trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

          "INSURANCE" or "INSURED" or "INSURING" means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the
Act) under the Higher Education Act of 100% of the principal of and accrued interest on such student loan.

          "INTEREST BENEFIT PAYMENT" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

          "INTEREST PERIOD" or "Interest Accrual Period" means, with respect to LIBOR rate notes, for the first distribution date, the period beginning on the closing date and ending on the date specified in a related prospectus supplement, and for any subsequent distribution date, the period beginning on the prior distribution date and ending on the day before such distribution date; with respect to the auction rate notes, the initial period and each period commencing on an interest rate adjustment date for such class and ending on the day before the next interest rate adjustment date for such class or the stated maturity of such class, as applicable; and with respect to Treasury rate notes has the meaning described under the heading "Description of the Notes-Treasury Rate Notes."

          "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors and assigns.

          "NOTES" shall mean a trust's notes or other obligations issued under an indenture.

         "PARTICIPANT" means a member of, or participant in, the depository.

          "RATING AGENCY" shall mean, each of, S&P, Fitch and Moody's and their successors and assigns or any other rating agency requested by a Collegiate Funding Services Education Loan Trust to maintain a rating on any of the notes.

          "RATING CONFIRMATION" means a letter from each rating agency then providing a rating for any of the notes, confirming that the action proposed to be taken by a trust will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw or qualify the ratings then applicable to the notes issued by that trust.

          "REGISTERED OWNER" shall mean the person in whose name a note is registered on the note registration books maintained by the trustee.

          "REVENUE" or "REVENUES" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the trustee or a Collegiate Funding Services Education Loan Trust from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by a Collegiate Funding Services Education Loan Trust with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by a Collegiate Funding Services Education Loan Trust pursuant to a derivative product.

          "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

          "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

          "SELLER" shall mean any eligible lender from which Collegiate Funding of Delaware, L.L.C. is purchasing or has purchased or agreed to purchase student loans for subsequent sale to a Collegiate Funding Services Education Loan Trust.

          "SERVICER" shall mean, collectively, Collegiate Funding Master Servicing, L.L.C. and any other additional servicer, subservicer or successor servicer or subservicer selected by a trust, including an affiliate of a trust, so long as such trust obtains a Rating Confirmation as to each such other Servicer or Subservicer.

          "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

          "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental to the indenture executed pursuant to the indenture.



                                   APPENDIX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

          Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as The Depository Trust Company Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

          Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN THE DEPOSITORY TRUST COMPANY PARTICIPANTS. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between THE DEPOSITORY TRUST COMPANY SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND THE DEPOSITORY TRUST COMPANY PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                    (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                    (b) borrowing the Global Securities in the U.S. from a
               Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

                    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a Court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust . This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000.





                                 $1,036,000,000


                 STUDENT LOAN ASSET-BACKED NOTES, SERIES 2003-B

             COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2003-B
                                     ISSUER

                     COLLEGIATE FUNDING OF DELAWARE, L.L.C.
                                     SPONSOR

                   COLLEGIATE FUNDING MASTER SERVICING, L.L.C.
                                 MASTER SERVICER
                                   ___________

                     P R O S P E C T U S S U P P L E M E N T
                                   ___________

     BANC OF AMERICA SECURITIES LLC                       JPMORGAN
                                    CITIGROUP
                                   ___________




                                NOVEMBER 21, 2003

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

          WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

          WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

          UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.